UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Vir Biotechnology, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VIR BIOTECHNOLOGY, INC.
1800 Owens Street, Suite 900
San Francisco, California 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2026
Dear Stockholder:
On behalf of the Board of Directors, you are cordially invited to attend the 2026 Annual Meeting of Stockholders (the Annual Meeting) of Vir Biotechnology, Inc., a Delaware corporation (we, us, our, the Company or Vir Bio). The Annual Meeting will be held on Tuesday, May 26, 2026, at 9:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIR2026 where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card to attend the Annual Meeting virtually.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect the Board of Directors’ three nominees for director named herein to hold office until the 2029 Annual Meeting of Stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation or removal.
2.To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026.
4.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 31, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
Vanina de Verneuil, J.D.
Secretary
San Francisco, California
April 16, 2026

Proxy Statement Summary

This summary highlights important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

Annual Meeting Information

DATE:	Tuesday, May 26, 2026
TIME:	9:00 a.m. Pacific Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/VIR2026
RECORD DATE:	March 31, 2026

Voting Matters and Vote Recommendation

Voting Matter	Board Recommendation	Page Number for more detail
Proposal 1—Election of Directors	FOR each nominee	6
Proposal 2—Advisory Vote on Executive Compensation	FOR	23
Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	24

Corporate Governance Matters

We are committed to the highest standards of ethics, business integrity and corporate governance, which we believe will ensure that our Company is managed for the long-term benefit of our stockholders. Our governance practices are designed to establish and preserve the accountability of the Board of Directors (the Board) and management, provide a structure that allows the Board to set objectives and monitor performance, ensure the efficient use of Company resources and enhance stockholder value. Please see the below narrative section “Corporate Governance” for more information.
Our commitment to good corporate governance is illustrated by the following practices:
•Board independence à 8 out of 9 current directors are independent (and 7 out of 8 of our directors will be independent following the Annual Meeting, assuming all three Class I nominees are re-elected as directors)
•Independent Board Chair
•Independent directors regularly meet in executive sessions without management or non-independent directors present
•100% independent directors serving on Audit, Compensation and Nominating and Corporate Governance Committees
•Board refreshment practices
•Annual Board and committee self-assessments
•Strong corporate governance guidelines and policies
•Multiple clawback policies that provide the Compensation Committee additional ability to recoup compensation beyond what the Dodd-Frank Act requires
•Stock ownership guidelines for directors and executive management
•Well-established Board strategic and risk oversight function
•Proactive engagement with stockholders
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Our Director Nominees

Proposal 1 — Election of Directors
You are being asked to vote to elect three Class I directors to hold office until the 2029 Annual Meeting of Stockholders. Each Class I director nominee is listed below, and you can find additional information regarding our nominees in the section titled “Proposal 1—Election of Directors” beginning on page 6.

Name	Age	Director Since	Board Committees

Robert More, MBA	58	2016	Audit Compensation (Chair)
Janet Napolitano, J.D.	68	2020	Compensation Nominating and Corporate Governance
Elliott Sigal, M.D., Ph.D.	74	2020	Compensation Science and Technology (Chair)

Executive Compensation Matters

Proposal 2 – Advisory Vote on Executive Compensation
You are being asked to vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (NEOs) as described in this proxy statement (the say-on-pay vote). Detailed information about the compensation paid and awarded to our NEOs can be found beginning on page 23.
Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Highlights of our executive compensation best practices follow.
•Strong pay-for-performance alignment: The majority of each NEO’s compensation is “at-risk” and is tied directly to corporate performance, whether through our annual incentive plan or equity-based awards. We prioritize alignment with the interests of our stockholders in our pay decisions and did not grant any special awards or make off-cycle compensation adjustments in 2025.
•Continued commitment to provide clear disclosure on pay decisions: Building on previous disclosure enhancements, we strive to continue providing greater transparency into how we design and size our pay programs, particularly for equity compensation, and our stockholder engagement efforts.
•Significant corporate achievements reflected in annual incentive plan results: The above-target 2025 corporate attainment recognizes the Company’s significant achievements in 2025 including successfully advancing the ECLIPSE Phase 3 registrational program, the publication of compelling SOLSTICE Week 48 data, the advancement of three T-cell engager programs into clinical trials, and the execution of the licensing agreement with Norgine Pharma UK Limited that strengthened our financial position and extended our cash runway.

Our Auditors

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
You are being asked to vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Detailed information about this proposal can be found beginning on page 24.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by the Internet or telephone, please refer to your proxy card or Notice of Internet Availability of Proxy Materials. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
ii

VIR BIOTECHNOLOGY, INC.
1800 Owens Street, Suite 900
San Francisco, California 94158
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (SEC), Vir Biotechnology, Inc. (we, us, our, the Company or Vir Bio) has elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because our Board of Directors (the Board) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the Annual Meeting). The Annual Meeting will be held virtually on Tuesday, May 26, 2026, at 9:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIR2026, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number included on your Notice or proxy card in order to be able to vote your shares or submit questions via the Internet during the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 16, 2026, to all stockholders of record entitled to vote at the Annual Meeting.
Why are we holding a virtual Annual Meeting?
We are using a virtual format for our Annual Meeting, which will be conducted via live audio webcast. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected as part of the webcast platform promote stockholder communication. For example, the webcast platform allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board or management. We welcome questions and comments from our stockholders and will answer questions submitted during the Annual Meeting to the extent relevant to the business of the Annual Meeting and as time permits.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/VIR2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time on May 26, 2026. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 31, 2026 (the Record Date), will be entitled to vote at the Annual Meeting. On the Record Date, there were 161,234,058 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder for a period of ten days ending on the day before the Annual Meeting. If you would like to view the list, please contact our Corporate Secretary to make arrangements by writing to our Corporate Secretary at Attn: Corporate Secretary, 1800 Owens Street, Suite 900, San Francisco, California 94158.

Stockholder of Record: Shares Registered in Your Name
If as of the Record Date, your shares were registered directly in your name with Vir Bio’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote live online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If as of the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares live online during the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•Proposal 1: Election of the Board’s three nominees for director named herein to hold office until the 2029 Annual Meeting of Stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation or removal;
•Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers; and
•Proposal 3: Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
What is the recommendation of the Board on each of the matters scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote:
•“FOR” the election of the Board’s three nominees for director named herein to hold office until the 2029 Annual Meeting of Stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);
• “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2); and
•“FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 3).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” any nominee to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote live online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote live online even if you have already voted by proxy.
•To vote live at the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIR2026, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website). You will need the 16-digit control number included on your Notice or proxy card in order to be able to vote your shares during the Annual Meeting.

•To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide your 16-digit control number from your Notice or proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 25, 2026, to be counted.
•To vote through the Internet, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card or scan the QR code on your Notice with your smartphone. You will be asked to provide your 16-digit control number from your Notice or proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 25, 2026, to be counted.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vir Bio. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or live online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. The determination of whether a proposal is “routine” or “non-routine” will be made by New York Stock Exchange (NYSE) or Broadridge Financial Solutions (Broadridge), our independent agent to receive and tabulate stockholder votes, based on NYSE rules that regulate member brokerage firms. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine”. Our expectation is that NYSE will deem Proposals 1 and 2 to be “non-routine” and Proposal 3 to be “routine,” and that as a result your broker or nominee would not be able to vote your shares on Proposals 1 or 2 without your instructions (and be deemed a “broker non-vote”), but would be able to vote your shares on Proposal 3 even in the absence of your instruction.
If you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a signed proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director as described in Proposal 1, “For” the approval of the compensation of our named executive officers as described in Proposal 2 and “For” the ratification of the appointment by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, as described in Proposal 3. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. In addition, we have retained Innisfree M&A Incorporated to solicit proxies by mail, telephone and electronic methods. We will pay a fee of approximately $20,000 to Innisfree M&A Incorporated plus costs and expenses for these services. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date;
•You may grant a subsequent proxy by telephone or through the Internet;
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1800 Owens Street, Suite 900, San Francisco, California 94158; or
•You may attend and vote online at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke your proxy). Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in “street name” by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and intended to be included in next year’s proxy materials, must be received by our Secretary no later than December 17, 2026, to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. If you wish to submit a proposal (including a director nomination) at next year’s annual meeting that is not to be included in next year’s proxy materials, you must do so between January 26, 2027 and February 25, 2027. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2027. You are also advised to review our Amended and Restated Bylaws dated March 2, 2023 (Bylaws), which contain additional requirements relating to advance notice of stockholder proposals and director nominations, including the requirements of Rule 14a-19 under the Exchange Act.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the Annual Meeting, who will separately count, for:
•Proposal 1 to elect directors, votes “For,” “Withhold” and, if applicable, broker non-votes;
•Proposal 2 regarding the advisory vote to approve executive compensation, votes “For,” “Against,” abstentions and, if applicable, broker non-votes; and
•Proposal 3 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE or Broadridge, as applicable, to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present by remote communication at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, on an advisory basis, Proposal 2, the advisory vote on the compensation paid to the Company’s named executive officers, must receive “For” votes from the holders of a majority of shares present by remote communication at the Annual Meeting or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Assuming NYSE or Broadridge, as applicable, deem Proposal 2 to be “non-routine”, any resulting broker non-votes will have no effect on the matter.
To be approved, Proposal 3, ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, must receive “For” votes from the holders of a majority of shares present by remote communication at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers generally have discretionary authority to vote on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, thus we do not expect any broker non-votes on Proposal 3.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present by remote communication at the Annual Meeting or represented by proxy. On the Record Date, there were 161,234,058 shares outstanding and entitled to vote. Thus, the holders of at least 80,617,030 shares must be present by remote communication or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote live online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or the holders of a majority of shares present by remote communication at the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Whom should I contact if I have any questions?
If you have any questions or require any assistance with voting your shares, please contact the bank, broker or other agent holding your shares, or call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-8534, or email our Investor Relations department at ir@vir.bio.
Whom do I contact if I experience technical difficulties trying to access or during the Annual Meeting?
If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board currently consists of nine members, divided into three classes, and each class has a three-year term, as follows:
•Robert More, MBA, Janet Napolitano, J.D., Vicki Sato, Ph.D. and Elliott Sigal, M.D., Ph.D. currently serve as Class I directors, with terms expiring at the Annual Meeting;
•Marianne De Backer, M.Sc., Ph.D., MBA, Norbert Bischofberger, Ph.D. and Ramy Farid, Ph.D. currently serve as Class II directors, with terms expiring at the 2027 Annual Meeting of Stockholders; and
•Jeffrey S. Hatfield, MBA and Saira Ramasastry, M.S., M.Phil. currently serve as Class III directors, with terms expiring at the 2028 Annual Meeting of Stockholders.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Of the four directors in Class I, whose term of office expires at the Annual Meeting: Mr. More, Ms. Napolitano and Dr. Sigal have been nominated by the Board for re-election at the Annual Meeting; however, Dr. Sato is not standing for re-election. Accordingly, Dr. Sato will cease to serve as a director and as chair of the Board (Board Chair), and the number of directors constituting the Board will be reduced from nine to eight, and there will be three Class I directors, in each case effective at the conclusion of the Annual Meeting. We are grateful to Dr. Sato for her long-time service as a director and our Board Chair since inception in April 2016, and we thank her for all her contributions to the Board and the Company.
Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Mr. More, Ms. Napolitano and Dr. Sigal are each current directors, and all three director nominees were recommended for election to the Board as Class I directors at the Annual Meeting by the Nominating and Corporate Governance Committee, with each nomination subsequently approved by the Board. Each nominee for director is to be elected at the Annual Meeting to serve for a three-year term until our 2029 Annual Meeting of Stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation or removal. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Eight of the then-serving directors attended the Company’s 2025 Annual Meeting of Stockholders.
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To those ends, the Nominating and Corporate Governance Committee identifies and evaluates potential nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through broad, deep and diverse experiences, and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to the effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific experience, qualifications, attributes or skills of each current director and nominee that led the Nominating and Corporate Governance Committee to believe that each individual should serve on the Board.
Annually, the Board considers director nominee recommendations from the Nominating and Corporate Governance Committee and determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. Among other things, the Board evaluates the number of boards or committees on which a director or director nominee serves. The Board recognizes that a director’s or a director nominee’s ability to fulfill his or her responsibilities as a member of the Board can be impaired if he or she serves on a large number of other boards or board committees. In addition, the Board also considers, among other things, the director’s relevant expertise upon which to be able to offer advice and guidance to management, whether the director has sufficient time to devote to the affairs of the Company, whether the director demonstrates excellence in his or her field, whether the director has the ability to exercise sound business judgment, whether the director has experience as a board member or executive officer of another publicly held company, and whether the director has the commitment to rigorously represent the long-term interests of the Company’s stockholders. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships or transactions that might impair such directors’ independence.

The Board has determined, as a general matter, that other employment or directorship commitments of the director nominees named in this proxy statement would not prevent them from dedicating the necessary time and attention to our Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
Board Qualifications
Experience and Expertise: The Board is responsible for overseeing our business consistent with its fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional backgrounds. We believe the Board is well-rounded, with a balance of relevant bases of knowledge, perspectives, experiences and capabilities. Our Nominating and Corporate Governance Committee, on behalf of the Board and its commitment to ongoing Board refreshment, recently undertook, and intends to periodically undertake, a review of our directors’ skills and capabilities to ensure the Board’s collective expertise aligns with our corporate strategy. The skills and capabilities considered by the Nominating and Corporate Governance Committee are listed below:

Skill / Experience	Definition
Public / Private Company CEO	Has been the Chief Executive Officer of a publicly traded company (or a private/non-profit organization of comparable scale and complexity, with external market considerations similar to a public company board)
Financial Strategy	Has experience developing, executing or overseeing financial strategy for publicly traded or privately held companies, or for venture or investment funds, or has experience overseeing or assessing performance of the preparation, audit or evaluation of financial statements for a publicly traded company
Scaling/Evolving Biotechs
Has experience scaling and evolving high-growth biotechnology companies from early-stage through various inflection points, including financings, initial public offerings, regulatory approvals, commercialization, and/or mergers or acquisitions

Commercialization	Has experience developing effective and strategic commercial strategies or distinctive brands, including product launches, market development, geographical expansion, and lifecycle strategies
Public Company Board Experience	Has served, or is currently serving, on a public company board as an independent or executive director; does not include service on our Board
Computational /Data Sciences/ Al
Has practical experience with, or deep knowledge of, computational/data sciences, including statistics, scientific computing, scientific methods, processes, algorithms, and systems to extract or extrapolate knowledge and insights from potentially noisy, structured, or unstructured data, and/or with one or more types and applications of artificial intelligence

Clinical Development / Regulatory	Has experience shaping global clinical development and regulatory strategies for breakthrough or innovative therapies
Infectious Disease / Immunology	Has deep experience with or knowledge of infectious diseases and/or immunology, including in an academic, clinical, commercial or research setting
Government / Policy
Has worked in or closely with governmental organizations that set and/or enforce laws and regulations related to investigational or approved medical products and/or healthcare delivery or similarly highly regulated industry (e.g., financial services, food, chemicals, oil and gas), resulting in relevant governmental expertise and connections; may include relevant legal expertise

Science/Research
Has deep knowledge of relevant sciences (e.g., biology, chemistry, medicine) as evidenced by an M.D. or Ph.D. and/or experience in the research function at a healthcare business (including pharmaceutical and medical research); ideally this includes experience with breakthrough or innovative scientific discovery and/or experience in relevant therapeutic areas, including HDV, HBV, HIV, influenza A and B, COVID-19, RSV/MPV, HPV, and/or viral associated diseases

M&A/Business Development	Has had direct responsibility for collaborations and deals, including mergers, acquisitions, divestitures, joint ventures, and other partnerships
Information Technology / Cybersecurity	Has had direct responsibility for, or oversight of, information technology operations and/or cybersecurity risk management for a publicly traded company or a private/non-profit organization of comparable scale and complexity, with external market considerations similar to a public company board
Human Capital Management
Has had direct responsibility for human capital management, including leadership development, succession planning, oversight of corporate culture, and compensation as demonstrated by experience as a Chief Executive Officer, Chief Human Resources Officer or Chair of a related committee (e.g., Compensation, Human Capital, Management Development)

SEC Compliance / Accounting	Has had direct responsibility for, or oversight of, SEC compliance and/or public company accounting for a publicly traded company

The Nominating and Corporate Governance Committee then reviewed the primary skills and capabilities of each director nominee and continuing director, as summarized in the table below, which the Board further reviewed to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each continuing director’s and director nominee’s skills or contributions to the Board or the sole factors the Board considered in its evaluation:

Relevant Skills and Experience
Name and Age	Independent	Director Since
Marianne De Backer, M.Sc., Ph.D., MBA, 57 President, Chief Executive Officer and Director	No	2023
Norbert Bischofberger, Ph.D., 70	Yes	2024
Ramy Farid, Ph.D., 61	Yes	2024
Jeffrey S. Hatfield, 68	Yes	2020
Robert More, 58	Yes	2016
Janet Napolitano, 68	Yes	2020
Saira Ramasastry, 50	Yes	2019
Elliott Sigal, M.D., Ph.D., 74	Yes	2020

RELEVANT SKILLS AND EXPERIENCE
Public / Private Company CEO	Financial Strategy	Scaling / Evolving Biotechs	Commercialízation	Public Company Board Experience
Data Sciences / Al	Clinical Development / Regulatory	Infectious Disease / Immunology	Government / Policy	Science / Research
M&A / Business Development	Information Technology / Cybersecurity	Human Capital Management	SEC Compliance / Accounting
Character: The Board believes Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit and commitment to the Company, our stockholders, patients, and other constituencies.
The following is a brief biography of (i) each nominee for election at the Annual Meeting to a three-year term, (ii) each director not standing for election at the Annual Meeting whose term will continue after the Annual Meeting, and (iii) each of our executive officers.

Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Robert More, MBA
Independent Director
Director Since: 2016
Age: 58
Committee Service:
•Audit
•Compensation (Chair)
Professional Experience:
•Managing Director, Alta Partners (2016 – 2025)
•Senior Advisor, Bill & Melinda Gates Foundation (2013– 2015)
•General Partner, Frazier Healthcare Ventures (2008 – 2013)
•General Partner, Domain Associates (1996 – 2008)

Education:
•B.S., Biology, Middlebury College
•MBA, Darden School of Business Administration at the University of Virginia

Other Public Company Boards:
•Tyra Biosciences, Inc. (Chairman) (2021 – present)
•Sienna Biopharmaceuticals, Inc. (2017 – 2019)
•Glaukos Corporation (2015)

Other Affiliations:
•Service on the boards of directors for various private biotechnology and life sciences companies
•Service on the boards of directors for non-profit organizations, including: The Kauffman Fellows Program (founding member); One Revolution; and The Foundation for Innovative New Diagnostics
•Prior service on Emerging Companies Section Governing Board, Biotechnology Innovation Organization (BIO)
The Nominating and Corporate Governance Committee and Board believe that Mr. More is qualified to serve on the Board due to his experience serving on the boards of directors of clinical-stage biotechnology companies, his extensive experience as a director of public companies and his investment experience in the life sciences industry.

Janet Napolitano, J.D.
Independent Director
Director Since: 2020
Age: 68
Committee Service:
•Compensation
•Nominating and Corporate Governance
Professional Experience:
•Professor of Public Policy, Goldman School of Public Policy, University of California, Berkeley (2014 – present), and Founder and Faculty Director of the Center for Security in Politics (2020 – present)
•20th President of the University of California (2013 – 2020)
•U.S. Secretary of Homeland Security (2009 – 2013)
•Governor of the State of Arizona (2003 – 2009)
•Attorney General, State of Arizona (1998 – 2003)
•U.S. Attorney, District of Arizona (1993 – 1997)

Education:
•B.S., Political Science, Santa Clara University
•J.D., University of Virginia School of Law

Other Public Company Boards:
•Fortinet, Inc. (2024 – present)
•Zoom Video Communications, Inc. (2020 – 2025)

Other Affiliations:
•Council on Foreign Relation
•Council of the American Law Institute
•Board of Trustees, RAND Corporation
•American Academy of Arts and Sciences
The Nominating and Corporate Governance Committee and Board believe Ms. Napolitano is qualified to serve on the Board due to her extensive leadership experience in running large research institutions and in numerous elected government positions.

Elliott Sigal, M.D., Ph.D.
Independent Director
Director Since: 2020
Age: 74
Committee Service:
•Compensation
•Science and Technology (Chair)
Professional Experience:
•Chief Scientific Officer and President of Research & Development, Bristol-Myers Squibb Company (2004 – 2013), and preceded by various positions of increasing responsibility (1997 – 2004)
•President and Chief Executive Officer, Mercator Genetics Inc. (1996 – 1997), and previously Vice President of Research and Development (1995 – 1996)

Education:
•B.S., M.S. and Ph.D., Industrial Engineering, Purdue University
•M.D., University of Chicago

Other Public Company Boards:
•Alnylam Pharmaceuticals, Inc. (2022 – present)
•Surface Oncology, Inc (2018 – 2023)
•Adaptimmune Therapeutics plc (2014 – 2023)
•Spark Therapeutics, Inc. (2014 – 2018)
•Mead Johnson Nutrition Company (2009 – 2017)
•Bristol-Myers Squibb Company (2011 – 2013)

Other Affiliations:
•Service on the boards of directors for private biotechnology companies, including: Affinia Therapeutics Inc.; and Tessera Therapeutics
•Scientific Advisory Board, Amgen Inc. (Co-Chair)
•Service on faculty and research training at the Cardiovascular Research Institute at the University of California, San Francisco School of Medicine, as well as training in Internal Medicine and Pulmonary Medicine
The Nominating and Corporate Governance Committee and Board believe Dr. Sigal is qualified to serve on the Board due to his extensive experience in the life sciences industry and his extensive leadership experience.
The Board Recommends
A Vote “For” Each Named Nominee.

Directors Continuing in Office Until the 2027 Annual Meeting

Marianne De Backer, M.Sc., Ph.D., MBA
President, Chief Executive Officer and Director
Director/Executive Officer Since: 2023
Age: 57
Committee Service: None
Professional Experience:
•President and Chief Executive Officer, Vir Biotechnology, Inc. (2023 – Present)
•Executive Committee, and Executive Vice President and Global Head of Strategy, Business Development & Licensing, Pharmaceuticals Division, Bayer AG (2019 – 2023)
•Various positions of increasing responsibility, including Vice President of M&A Operations and Divestitures for the Pharmaceuticals Group and Head of Infectious Diseases & Vaccines Business Development, Johnson & Johnson (1991 – 2019)
•Additional experience leading commercial business unit in Europe, as well as drug discovery research in both Europe and the United States

Education:
•M.Sc., Molecular Biology, Vrije Universiteit Brussel
•M.Sc., Engineering and Biochemistry, Ghent University
•Ph.D., Biotechnology, Ghent University
•MBA, Erasmus University Rotterdam

Other Public Company Boards:
•Arrowhead Pharmaceuticals Inc. (2019 – 2023)
•Kronos Bio, Inc. (2021 – 2023)

Other Affiliations:
•Emerging Companies Section Governing Board, Biotechnology Innovation Organization (BIO)
•Board of Directors, Gladstone Foundation (non-profit)
The Nominating and Corporate Governance Committee and Board believe Dr. De Backer is qualified to serve on the Board due to her extensive scientific training, business acumen, significant knowledge and experience in the biotechnology, healthcare and pharmaceutical industries and the perspective and experience she brings to the role of Vir Bio’s Chief Executive Officer.

Norbert Bischofberger, Ph.D.
Independent Director
Director Since: 2024
Age: 70
Committee Service:
•Compensation
•Science and Technology
Professional Experience:
•President and Chief Executive Officer, Kronos Bio, Inc. (2018 – 2024)
•Executive Vice President, Research and Development and Chief Scientific Officer, Gilead Sciences, Inc. (2007 – 2018), and preceded by various positions of increasing responsibility (1990 – 2007)
•Senior Scientist, DNA Synthesis Group, Genentech, Inc. (1986 – 1990)

Education:
•Ph.D., Organic Chemistry, Eidgenössische Technische Hochschule

Other Public Company Boards:
•Kronos Bio, Inc. (2018 – 2025)
•Morphic Therapeutic Inc. (2019 – 2024)
•Bayer AG (2017 – 2024)

Other Affiliations:
•Service on the boards of directors for private biotechnology companies, including: MiNA Therapeutics Limited; and Rezo Therapeutics, Inc.
•Research in organic chemistry and applied enzymology in Professor George Whiteside’s lab at Harvard University, Cambridge, Massachusetts
•Fellow of The American Association for Advancement of Science
The Nominating and Corporate Governance Committee and Board believe Dr. Bischofberger is qualified to serve on the Board due to his mid-to-late-stage clinical development and scientific expertise and his experience as Chief Executive Officer and a director of publicly traded companies.

Ramy Farid, Ph.D.
Independent Director
Director Since: 2024
Age: 61
Committee Service:
•Audit
•Science and Technology
Professional Experience:
•President and Chief Executive Officer, Schrödinger, Inc. (2017 – present), and preceded by various positions of increasing responsibility (2002 – 2017)
•Assistant Professor of Chemistry, Rutgers University (1994-2001)

Education:
•B.S., Chemistry, University of Rochester
•Ph.D., Chemistry, California Institute of Technology

Other Public Company Boards:
•Schrödinger, Inc. (2012 – present)
•Structure Therapeutics Inc. (2019 – 2024)
•Morphic Therapeutic Inc. (2016 – 2019)

Other Affiliations:
•Service on the boards of directors for private biotechnology companies, including: Nimbus Therapeutics (also co-founder); Ajax Therapeutics, Inc.; and Oak Hill Bio Ltd.
•Author for over 100 peer reviewed publications
•National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics, University of Pennsylvania
The Nominating and Corporate Governance Committee and Board believe Dr. Farid is qualified to serve on the Board due to his computational and data sciences expertise and his experience as Chief Executive Officer and a director of publicly traded companies.

Directors Continuing in Office Until the 2028 Annual Meeting

Jeffrey S. Hatfield, MBA
Independent Director
Director Since: 2020
Age: 68
Committee Service:
•Audit
•Nominating and Corporate Governance (Chair)
Professional Experience:
•Chairman, Vividion Therapeutics, Inc. (2023-present), formerly Chief Executive Officer, (2020 – 2023)
•Chief Executive Officer, Zafgen, Inc. (2017 – 2020)
•President and Chief Executive Officer, Vitae Pharmaceuticals, Inc. (2004 – 2016)
•Senior Vice President of Immunology and Virology, Bristol-Myers Squibb Company (2000 – 2004), and preceded by various positions of increasing responsibility (1995 – 2000)

Education:
•B.S., Pharmacy, Purdue University’s College of Pharmacy
•MBA, The Wharton School at the University of Pennsylvania

Other Public Company Boards
•aTyr Pharma, Inc. (2017 – 2021)
•MiRagen Therapeutics, Inc. (Chairman) (2017 – 2021) (now Viridian Therapeutics, Inc.)
•Zafgen, Inc. (2017 – 2020) (now Larimar Therapeutics, Inc.)
•InVivo Therapeutics, Inc. (2016 – 2018)
•Vitae Pharmaceuticals, Inc. (2004 – 2016)
•Ambit Biosciences Corp. (2014)

Other Affiliations:
•Service on the boards of directors for private biotechnology companies, including: ROME Therapeutics, Inc. (Chairman); and Gate Bioscience, Inc.
The Nominating and Corporate Governance Committee and Board believe Mr. Hatfield is qualified to serve on the Board due to his extensive experience as an executive officer and board member of numerous biotechnology companies.

Saira Ramasastry, M.S., M.Phil.
Independent Director
Director Since: 2019
Age: 50
Committee Service:
•Audit (Chair)
Professional Experience:
•Managing Partner, Life Sciences Advisory, LLC (2009 – present)
•Investment Banker, Merrill Lynch & Co., Inc. (1999 – 2009)
•Financial Analyst, Wasserstein Perella & Co. (1997 – 1998)

Education:
•B.A., Economics, Stanford University
•M.S., Management Science and Engineering, Stanford University
•M.Phil., Management Studies, University of Cambridge

Other Public Company Boards:
•Mirum Pharmaceuticals, Inc. (2022 – present)
•Day One Biopharmaceuticals, Inc. (2021 – present)
•Glenmark Pharmaceuticals, Ltd (2019 – present)
•Akouos, Inc. (2020 – 2022)
•Sangamo Therapeutics, Inc. (2012 – 2022)
•Innovate Biopharmaceuticals, Inc. (2018 – 2020)
•Cassava Sciences, Inc. (2013 – 2020)
•Repros Therapeutics Inc. (2013 – 2018)

Other Affiliations:
•Guest lecturer for the Bioscience Enterprise Programme, University of Cambridge
•Health Innovator Fellow, Aspen Institute, and Member, Aspen Global Leadership Network
The Nominating and Corporate Governance Committee and Board believe Ms. Ramasastry is qualified to serve on the Board due to her extensive experience in global healthcare investment banking and strategic advisory consulting in the life sciences industry.

Executive Officers
Set forth below is biographical information for each of our current executive officers other than Dr. De Backer, whose biographical information is set forth above.

Jason O’Byrne, MBA
Executive Vice President and Chief Financial Officer
Executive Officer Since: October 2024
Age: 57
Professional Experience:
•Executive Vice President and Chief Financial Officer, Vir Biotechnology, Inc. (2024 – present)
•Chief Financial Officer, Caribou Biosciences, Inc. (2021 – 2024)
•Senior Vice President of Finance, Audentes Therapeutics, Inc. (2020-2021)
•Vice President of Finance, Audentes Therapeutics, Inc. (2019-2020)
•Various positions of increasing responsibility, including Vice President, Head of Finance for Roche Asia-Pacific and Vice President, Global Head of Finance for Product Development and Product Strategy, Genentech, Inc. (2005 – 2018)

Education:
•B.A.Sc., Mechanical Engineering, University of British Columbia
•MBA, Finance, New York University’s Stern School of Business

Mark Eisner, M.D., M.P.H.
Executive Vice President and Chief Medical Officer
Executive Officer Since:
June 2024
Age: 60
Professional Experience:
•Executive Vice President and Chief Medical Officer, Vir Biotechnology, Inc. (2024 – present)
•Chief Medical Officer, Sonoma Biotherapeutics, Inc. (2023 – 2024)
•Executive Vice President, Chief Medical Officer, FibroGen, Inc. (2020 – 2023)
•Various positions of increasing responsibility, including Senior Vice President, Global Head of Product Development Immunology, Infectious Disease and Ophthalmology, Genentech, Inc. (2010 – 2020)

Education:
•A.B., Human Biology, Stanford University
•M.D., University of Pennsylvania School of Medicine
•M.P.H., Epidemiology, University of California Berkeley, School of Public Health

Vanina de Verneuil, J.D.
Executive Vice President, General Counsel and Corporate Secretary
Executive Officer Since: November 2023
Age: 47
Professional Experience:
•Executive Vice President, General Counsel and Corporate Secretary, Vir Biotechnology, Inc. (2023 – present), and preceded by various positions of increasing responsibility, including Senior Vice President, Legal and Corporate Secretary (2023), Senior Vice President, Corporate Law and Interim General Counsel, and Vice President, Corporate Law (2020 – 2023)
•Partner, DLA Piper (2018 – 2019)
•Global General Counsel, Reliance Communications/Global Cloud Xchange (2014 – 2018)

Education:
•B.A., Psychology and French, Duke University
•J.D., New York University School of Law

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (Nasdaq) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and us, senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors other than Dr. De Backer are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these individuals, other than Dr. De Backer, had a material or other disqualifying relationship with us.
Board Leadership Structure
The Board has an independent Chair, Dr. Sato, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management, financial risk assessment and assessment of brand and reputational risks, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers the Company’s major risk exposures relating to data privacy, technology and information, and cybersecurity and business resilience, including: (i) the potential impact of those exposures on our business, financial results, operations and reputation; (ii) the steps management has taken to monitor and mitigate such exposures; (iii) our information governance policies and programs; and (iv) major legislative and regulatory developments that could materially impact our privacy and data security risk exposure. The Compensation Committee assesses and monitors whether any of our compensation policies or programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee monitors the effectiveness of our Code of Business Conduct and Ethics, including whether it is successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of our operations and corporate functions, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. The Board also reviews the Company’s policies, goals and programs with respect to its corporate governance and values, including the Company’s progress toward achieving those goals. The Board has adopted a Corporate Governance and Values Statement that is available to stockholders on our website at www.vir.bio. The Compensation Committee oversees the development, implementation, and effectiveness of the Company’s practices, policies and strategies relating to human capital management regarding matters such as recruiting, selection and talent development. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Compensation Committee Interlocks and Insider Participation
Mr. More, Ms. Napolitano and Drs. Bischofberger and Sigal each served on our Compensation Committee during 2025. None of the members of our Compensation Committee who served during 2025 is currently or has been, at any time since our formation, one of our officers or employees. During 2025, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee who served during 2025 currently has or has had any relationship or transaction requiring disclosure pursuant to Item 404 of Regulation S-K under the Exchange Act.
Meetings of the Board of Directors
The Board met nine times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively, except for Ms. Napolitano, who attended 72% of the aggregate number of meetings of the Board and the committees on which she serves. As part of evaluating strategic opportunities for Vir Bio, the Board and certain committees held a number of additional, ad hoc meetings during 2025, several of which could not be scheduled far in advance.
Information Regarding Committees of the Board of Directors
The Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The following table provides membership and meeting information for 2025 for each of the foregoing Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology

Vicki Sato, Ph.D. (Board Chair)^			X	X
Marianne De Backer, M.Sc., Ph.D., MBA
Norbert Bischofberger, Ph.D.		X		X
Ramy Farid, Ph.D.	X			X
Jeffrey S. Hatfield, MBA	X		X*
Robert More, MBA	X†	X*
Janet Napolitano, J.D.		X	X
Robert Nelsen, MBA+			X
Saira Ramasastry, M.S., M.Phil.	X*†
George Scangos, Ph.D.+				X
Elliott Sigal, M.D., Ph.D.		X		X*
Total meetings in 2025	7	6	4	4
*    Committee Chair
†    “Audit Committee Financial Expert”, as defined in applicable SEC rules
^    Dr. Sato is not standing for re-election and will cease to serve as a director immediately following the Annual Meeting. After the Annual Meeting, Mr. Hatfield will assume the role of Board Chair.
+    Mr. Nelsen and Dr. Scangos ceased serving as directors immediately following the 2025 Annual Meeting of Stockholders on May 29, 2025 and also resigned from their respective committees on that same date.

Below is a description of each committee of the Board.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. This oversight function includes evaluating of the performance of our independent registered public accounting firm, assessing its qualifications and monitoring the rotation of the partners on the engagement team. Furthermore, the Audit Committee may pre-approve engagements of our independent registered public accounting firm to perform any proposed permissible non-audit services, and the terms of such services, and also prepares the audit committee report that the SEC requires to be included in our annual proxy statement. In addition, the Audit Committee oversees our major risk exposures relating to data privacy, technology and information, cybersecurity and business resilience.
The Audit Committee is composed of four directors: Ms. Ramasastry (Chair), Dr. Farid and Messrs. Hatfield and More. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has adopted an Audit Committee Charter that is available to stockholders on our website at www.vir.bio.
The Board has also determined that Ms. Ramasastry and Mr. More each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Ms. Ramasastry’s and Mr. More’s respective levels of knowledge and experience based on a number of factors, including their respective formal education and experience in financial and executive roles.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) as outlined in Auditing Standard 1301, Communications with Audit Committees, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Audit Committee
Ms. Saira Ramasastry (Chair)
Dr. Ramy Farid
Mr. Jeffrey S. Hatfield
Mr. Robert More
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The functions of the Compensation Committee include, among other things, oversight of the overall compensation strategy, philosophy and policies for the Company, including approval of our compensation objectives and the compensation of the Chief Executive Officer. The Compensation Committee also approves, or recommends to the Board for approval, the compensation of other executive officers and senior management. In addition, the Compensation Committee reviews all compensation components, including base salary, bonus, equity awards, benefits and other perquisites. The Compensation Committee also evaluates and approves, or recommends to the Board for approval, the Company’s performance against corporate goals and objectives, reviews and recommends to the Board the type and amount of compensation to be paid or awarded to non-employee Board members, and administers the Company’s equity incentive plans, annual incentive or other bonus plans, deferred compensation plans and subplans thereof and similar programs. The Compensation Committee oversees the development, implementation, and effectiveness of the Company’s practices, policies and strategies relating to human capital management, including but not limited to matters related to fair employment practices, recruiting, selection and talent development.
The Compensation Committee is composed of four directors: Mr. More (Chair), Ms. Napolitano and Drs. Bischofberger and Sigal. The Board reviews the Nasdaq listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) and Rule 5605(d)(2) of the Nasdaq listing standards). The Board has adopted a Compensation Committee Charter that is available to stockholders on our website at www.vir.bio.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Semler Brossy Consulting Group (Semler Brossy), the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The Compensation Committee Charter grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the Compensation Committee Charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to approve any such consultant’s or advisor’s reasonable fees and other retention terms. Further, under the Compensation Committee Charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any such advisor be independent.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board makes recommendations regarding corporate governance, the composition of the Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board and for developing management succession plans.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. Hatfield (Chair), Ms. Napolitano and Dr. Sato. Mr. Nelsen also served on the Nominating and Corporate Governance Committee during 2025 prior to the 2025 Annual Meeting of Stockholders (after which he ceased serving as a director and accordingly resigned from the Nominating and Corporate Governance Committee). In addition, Dr. Sato is not standing for re-election at the Annual Meeting (after which she will cease to serve as a director and accordingly will resign from the Nominating and Corporate Governance Committee). After the Annual Meeting, the Nominating and Corporate Governance Committee will be composed of three directors: Ms. Napolitano (Chair), Mr. Hatfield and Ms. Ramasastry. The Board reviews the Nasdaq listing standards definition of independence on an annual basis and has determined that each of the members of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a Nominating and Corporate Governance Committee Charter that is available to stockholders on our website at www.vir.bio.
Director Nominations Processes and Procedures
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and understand our industry as well as having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to our affairs; demonstrating excellence in their field; having the ability to exercise sound business judgment; having experience as a board member or executive officer of another publicly held company; contributing to the Board's overall balance of knowledge, perspective, experience and capability in various areas; requirements of applicable law; and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. New and incumbent candidates for director nomination are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. The Board, in collaboration with the Nominating and Corporate Governance Committee, periodically reviews the performance of the Board, taking into account the above factors and our current needs and the current needs of the Board. The Board also recognizes that a director’s ability to fulfill his or her responsibilities as a member of the Board can be impaired if he or she serves on a large number of other boards or board committees. Accordingly, pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee recognizes that non-employee directors should generally serve on no more than four other public company boards without the approval of the Board, non-employee directors that serve on our Audit Committee should generally serve on no more than two other public company boards without the approval of the Board, and non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board without the approval of the Board.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of the Company through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Candidates who are recommended by stockholders will be considered in the same manner as candidates from other sources. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Corporate Secretary at c/o Vir Biotechnology, Inc., 1800 Owens Street, Suite 900, San Francisco, California 94158. To be timely, we must receive the notice no later than February 25, 2027, and no earlier than January 26, 2027; provided, however, that in the event that the date of the annual meeting is earlier than April 26, 2027 or later than June 25, 2027, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the proposed date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
Science and Technology Committee
The Science and Technology Committee is responsible for, among other things: (i) overseeing our scientific advisory board; and (ii) reviewing and advising the Board on the Science and Technology Committee’s view of our technologies, research and development activities (including our product discovery and preclinical and clinical development programs) and relevant science.
The Science and Technology Committee is composed of four directors: Dr. Sigal (Chair) and Drs. Bischofberger, Farid, Sato. Dr. Scangos also served on the Science and Technology Committee during 2025 prior to the 2025 Annual Meeting of Stockholders (after which he ceased serving as a director and accordingly resigned from the Science and Technology Committee). In addition, Dr. Sato is not standing for re-election at the Annual Meeting (after which she will cease to serve as a director and accordingly will resign from the Science and Technology Committee). After the Annual Meeting, the Science and Technology Committee will be composed of the three remaining directors.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Attn: Corporate Secretary, 1800 Owens Street, Suite 900, San Francisco, California 94158. These communications will be reviewed by the Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the relevant director(s). The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations).
Code of Business Conduct and Ethics
We have adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.vir.bio. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Board reviews the Corporate Governance Guidelines on an annual basis. The Corporate Governance Guidelines are available on our website www.vir.bio.
Corporate Governance and Values Statement
At Vir Biotechnology, our vision – powering the immune system to transform lives – drives everything we do. Guided by science, we build on immunological expertise and innovative technologies to develop medicines for serious infectious diseases and cancer. Our innovations stem from courage, bold ideas and a recognition of responsibility to patients. We approach each day with optimism and humility by leveraging the opportunity to learn from differing perspectives.
Our commitment is embedded in our culture and is based on humanitarian principles and practices. We value interconnectedness and take responsibility for reducing our impact on the environment, fostering a fair workplace and upholding high legal, economic and ethical standards.

•OPERATIONS: Our commitment is to assess practices aimed at minimizing our environmental impact. We continuously monitor key performance indicators to measure and mitigate our ecological footprint.
•VALUES: We are committed to maintaining fairness of opportunity that extends to employees, patients, communities and collaborators around the world.
◦Fair Opportunity. We value the creativity that differing points of view bring to our workplace, programs and products. We strive to foster a workplace where team members feel connected and valued so they can do their best work, and we engage with independent experts to audit our pay practices to achieve fair pay across our operations.
◦Training and Development. We provide a workplace where employees can develop personally and professionally. We focus on individual opportunities for growth, provide coaching and mentoring and cultivate our leaders’ capabilities.
◦Patient Engagement. We collaborate with organizations and medical societies to understand and engage with the patients we seek to serve. We also engage with policy thought leaders, decision makers, and our communities to increase awareness and improve patient access to care.
•GOVERNANCE: We adhere to good governance practices and hold ourselves accountable to high ethical standards. Our governing Board is constituted of individuals with a variety of backgrounds, experiences and expertise to ensure the Company receives a broad set of inputs from which to guide our business strategy; we take steps to reinforce this as new Directors join. We value the breadth of experience and perspectives amongst our leadership, and we employ strong governance practices at the Board level, including robust independent oversight (maintained through refreshment practices), bi-annual self-assessments facilitated by a third party, and well-established strategic and risk oversight functions.
Human Rights Statement
We also adopted a comprehensive Statement on Human Rights, setting forth standards applicable to Vir Bio and its subsidiaries. These standards include a description of our commitment to human rights, along with our related compliance efforts, enforcement procedures and governance practices. We expect our suppliers, vendors and supply chain partners to also comply with these standards. Our Statement of Human Rights is available to stockholders on our website at www.vir.bio. The information found on our website is not incorporated into, and does not form a part of, our Corporate Governance and Values Statement above, this proxy statement or any other report or document we file with, or furnish to, the SEC.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.
The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the fiscal year ended December 31, 2025. Highlights of our 2025 executive compensation program include the following:
•Strong pay-for-performance alignment: The majority of each NEO’s compensation is “at-risk” and is tied directly to corporate performance, whether through our annual incentive plan or equity-based awards. We prioritize alignment with the interests of our stockholders in our pay decisions and did not grant any special awards or make off-cycle compensation adjustments in 2025.
•Continued commitment to provide clear disclosure on pay decisions: Building on previous disclosure enhancements, we strive to continue providing greater transparency into how we design and size our pay programs, particularly for equity compensation, and our stockholder engagement efforts.
•Significant corporate achievements reflected in annual incentive plan results: The above-target 2025 corporate attainment recognizes the company’s significant achievements in 2025 including successfully advancing the ECLIPSE Phase 3 registrational program, the publication of compelling SOLSTICE Week 48 data, the advancement of three T-cell engager (TCE) programs into clinical trials, and the execution of the licensing agreement with Norgine Pharma UK Limited (together with its affiliates in the Norgine group of companies, Norgine) that strengthened our financial position and extended our cash runway.
As we describe in the Compensation Discussion and Analysis (CD&A), our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
The Board is asking stockholders to approve a non-binding, advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof) or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Under our Board’s policy of providing annual advisory votes on executive compensation, the next such vote will occur at the 2027 Annual Meeting of Stockholders.
The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our NEOs. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Assuming NYSE or Broadridge, as applicable, deem Proposal 2 to be “non-routine”, any resulting broker non-votes will have no effect on the matter.
The Board Recommends
A Vote “For” Proposal 2.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of our independent registered public accounting firm. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers generally have discretionary authority to vote on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, thus we do not expect any broker non-votes on Proposal 3.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024, by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2025	2024
	(in thousands)
Fee Category
Audit fees(1)	$2,212	$2,513
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$2,212	$2,513

(1) Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents.
(2) Ernst & Young LLP did not provide any Audit-related services in 2025 and 2024.
(3) Ernst & Young LLP did not provide any tax services during 2025 and 2024.
(4) There were no such fees incurred in 2025 or 2024.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures.
The Audit Committee pre-approves all audit and non-audit services provided by Ernst & Young LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. The non-audit services may include audit-related services, tax services and other non-audit services.
The pre-approval requirement set forth above does not apply with respect to non-audit services if:
•all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to Ernst & Young LLP during the fiscal year in which the services are provided;
•such services were not recognized as non-audit services at the time of the relevant engagement; and

•such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit. The Audit Committee elected to delegate pre-approval authority to the Chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $100,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.
The Board Recommends
A Vote “For” Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of the Record Date, by: (i) each director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.
The table is based upon information supplied by our officers, directors, director nominees and principal stockholders, Schedules 13D and 13G filed with the SEC and other sources believed to be reliable by us. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 161,234,058 shares outstanding on the Record Date. The number of shares of common stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following the Record Date. The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person, rounded up to the nearest whole share. Unless otherwise indicated, the address for each person or entity listed in the table is c/o Vir Biotechnology, Inc., 1800 Owens Street, Suite 900, San Francisco, California 94158.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Greater than 5% Stockholders
BlackRock, Inc.(1)	14,826,039	9.2%
SVF Endurance (Cayman) Ltd.(2)	13,116,977	8.1%
Entities affiliated with ARCH Venture Partners, L.P.(3)	12,916,663	8.0%
Glaxo Group Limited(4)	8,550,954	5.3%
Named Executive Officers, Directors and Director Nominees
Marianne De Backer, M.Sc., Ph.D., MBA(5)	1,612,778	1.0%
Vanina de Verneuil, J.D.(6)	173,532	*
Mark Eisner, M.D., M.P.H.(7)	106,524	*
Jason O’Byrne, MBA(8)	102,615	*
Vicki Sato, Ph.D. (9)	1,383,892	*
Norbert Bischofberger, Ph.D.(10)	63,999	*
Ramy Farid, Ph.D.(11)	63,999	*
Jeffrey S. Hatfield(12)	131,693	*
Robert More(13)	629,186	*
Janet Napolitano, J.D.(14)	103,153	*
Saira Ramasastry(15)	144,009	*
Elliott Sigal, M.D., Ph.D.(16)	127,804	*
All current executive officers and directors as a group (13 persons)(17)	4,707,586	2.9%

*Represents beneficial ownership of less than 1%.
(1) Based solely on information as of March 31, 2025, contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on April 28, 2025. BlackRock, Inc. has the sole power to vote or to direct the vote of 14,657,263 shares and the sole power to dispose or to direct the disposition of 14,826,039 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2) Based solely on information as of December 31, 2025, contained in a Schedule 13G/A filed with the SEC by SVF Endurance (Cayman) Ltd. (SVF Endurance) on February 17, 2026. SVF Endurance is the record holder of the shares. SVF Endurance is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (SVF). SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SVF’s investments. The address of SVF Endurance is c/o Walkers Corp Ltd., 190 Elgin Avenue, Georgetown E9, Grand Cayman KY1-9008.
(3) Based solely on information as of February 27, 2026, contained in a Schedule 13G/A filed with the SEC by ARCH Venture Fund IX, L.P. (AVF IX) and ARCH Venture Fund IX Overage, L.P. (AVF IX Overage). Consists of (i) 5,626,008 shares of common stock held by AVF IX and (ii) 7,290,655 shares of common stock held by AVF IX Overage. ARCH Venture Partners IX, L.P. (AVP IX LP), as the sole general partner of AVF IX, may be deemed to beneficially own certain of the shares held by AVF IX. AVP IX LP disclaims beneficial ownership of all shares held by AVF IX. ARCH Venture Partners IX Overage, L.P. (AVP IX Overage LP), as the sole general partner of AVF IX Overage, may be deemed to beneficially own certain of the shares held by AVF IX Overage. AVP IX Overage LP disclaims beneficial ownership of all shares held by AVF IX Overage. ARCH Venture Partners IX, LLC (AVP IX LLC), as the sole general partner of AVP IX LP and AVP IX Overage LP, may be deemed to beneficially own the shares held by AVF IX and AVF IX Overage. AVP IX LLC disclaims beneficial ownership of all shares held by AVF IX and AVF IX Overage. As managing directors of AVP IX LLC, each of Keith Crandell, Clinton Bybee, and Mr. Nelsen, a former member of our Board (collectively, the AVP Managing Directors) may be deemed to share voting and investment power over, and therefore to beneficially own, the shares held by AVF IX and AVF IX Overage. The AVP Managing Directors disclaim beneficial ownership of all shares held by AVF IX and AVF IX Overage. The address of each of AVF IX, AVF IX Overage, AVP IX LP, AVP IX Overage LP, AVP IX LLC and the AVP Managing Directors is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.

(4) Based solely on information as of December 31, 2021, contained in a Schedule 13G/A filed with the SEC by GlaxoSmithKline plc on February 10, 2022. Consists of 8,550,954 shares held by Glaxo Group Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc. The address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex TW8 9GS England.
(5) Consists of (i) 179,978 shares of common stock directly held by Dr. De Backer, (ii) 53,118 shares of common stock directly held by the Ureel-De Backer Family Trust, of which Dr. De Backer is a trustee, and (iii) 1,379,682 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. De Backer that are exercisable within 60 days of March 31, 2026.
(6) Consists of (i) 8,220 shares of common stock directly held by Ms. de Verneuil and (ii) 165,312 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Ms. de Verneuil that are exercisable within 60 days of March 31, 2026.
(7) Consists of (i) 12,774 shares of common stock directly held by Dr. Eisner and (ii) 93,750 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. Eisner that are exercisable within 60 days of March 31, 2026.
(8) Consists of (i) 18,865 shares of common stock directly held by Mr. O'Byrne, (ii) 2,500 shares of common stock directly held by the O'Byrne Family Trust, of which Mr. O'Byrne is a trustee, and (iii) 81,250 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Mr. O'Byrne that are exercisable within 60 days of March 31, 2026.
(9) Dr. Sato is not standing for re-election and will cease to serve as a director immediately following the Annual Meeting. Consists of (i) 1,114,391 shares of common stock directly held by Dr. Sato and (ii) 269,501 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. Sato that are exercisable within 60 days of March 31, 2026.
(10) Consists of (i) 10,667 shares of common stock directly held by Nextquest, LLC, of which Dr. Bischofberger is a managing member and (ii) 53,332 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. Bischofberger that are exercisable within 60 days of March 31, 2026.
(11) Consists of (i) 10,667 shares of common stock directly held by Dr. Farid and (ii) 53,332 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. Farid that are exercisable within 60 days of March 31, 2026.
(12) Consists of (i) 23,806 shares of common stock directly held by Mr. Hatfield and (ii) 107,887 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Mr. Hatfield that are exercisable within 60 days of March 31, 2026.
(13) Consists of (i) 32,656 shares of common stock held directly by Mr. More, (ii) 86,613 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Mr. More that are exercisable within 60 days of March 31, 2026, and (iii) 509.917 shares of common stock held by Alta Partners NextGen Fund I, L.P. (APNG I). The shares directly held by APNG I are indirectly held by Alta Partners NextGen Fund I Management, LLC (APNG I Management), which is the general partner of APNG I. The individual managing directors of APNG I Management are Mr. More, Peter Hudson and Daniel Janney. The managing directors of APNG I Management exercise sole voting and investment control with respect to the shares held by APNG I. The individual managing directors of APNG I Management disclaim beneficial ownership of all shares held by APNG I, except to the extent of their pecuniary interests therein.
(14) Consists of (i) 8,416 shares of common stock directly held by Ms. Napolitano and (ii) 94,737 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Ms. Napolitano that are exercisable within 60 days of March 31, 2026.
(15) Consists of (i) 14,619 shares of common stock directly held by Ms. Ramasastry and (ii) 129,390 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Ms. Ramasastry that are exercisable within 60 days of March 31, 2026.
(16) Consists of (i) 23,806 shares of common stock held directly by Dr. Sigal, (ii) 10,000 shares of common stock held in the name of Sigal Family Investments, LLC, of which Dr. Sigal is a managing member, and (iii) 93,998 shares of common stock issuable upon vesting of RSUs and exercise of stock options held by Dr. Sigal that are exercisable within 60 days of March 31, 2026.
(17) Includes the shares described in Footnotes 5 through 16, and shares held or stock issuable upon vesting of RSUs and exercise of stock options that are exercisable within 60 days of March 31, 2026, by executive officers who are not named in the table above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Named Executive Officers
Our NEOs for the fiscal year ended December 31, 2025 were:
•Marianne De Backer, M.Sc., Ph.D., MBA, President and Chief Executive Officer
•Mark Eisner, M.D., M.P.H., Executive Vice President and Chief Medical Officer
•Jason O’Byrne, MBA, Executive Vice President and Chief Financial Officer
•Vanina de Verneuil, J.D., Executive Vice President, General Counsel and Corporate Secretary
Overview
This year’s CD&A outlines the compensation philosophy, policies and programs underlying our executive compensation decisions in 2025. This section provides a narrative overview of the factors relevant to these decisions and how compensation is awarded to our NEOs for the fiscal year ended December 31, 2025. We remain dedicated to ensuring that our compensation program aligns with and drives our discovery, development and commercialization of transformative medicines that power the immune system to transform lives.
Key updates to our business since the beginning of the 2025 fiscal year include:
Chronic Hepatitis Delta (CHD)
•Positive data from Phase 2 SOLSTICE study evaluating the combination of tobevibart and elebsiran in patients CHD:
◦Week 48 data were presented at the American Association for the Study of Liver Diseases conference (also referred to as The Liver Meeting®) in November 2025 and simultaneously published in the New England Journal of Medicine.
◦Emerging later data (Week 72 and certain patients available through Week 96) presented at the 44ᵗʰ Annual J.P. Morgan Healthcare Conference in January 2026.
•Initiation of Phase 3 ECLIPSE registrational trial program in CHD:
◦ECLIPSE 1 and ECLIPSE 3 trials have completed enrollment. The ECLIPSE 2 Phase 3 trial continues enrolling well.
◦Topline data from the ECLIPSE 1 trial are expected in the fourth quarter of 2026. Topline data from the ECLIPSE 2 and ECLIPSE 3 trials are expected in the first quarter of 2027.
Solid Tumors
•Positive updated data from Phase 1 study of VIR-5500, our PSMA-targeted PRO-XTEN® dual-masked TCE currently in development for metastatic castration-resistant prostate cancer, were presented at the American Society for Clinical Oncology (ASCO) Genitourinary Cancers Symposium in February 2026 (PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company).
•Initiation of Phase 1 study of VIR-5525, an EGFR-targeted PRO-XTEN® dual-masked TCE, evaluating a variety of EGFR-expressing solid tumors in areas of high unmet need, such as NSCLC, CRC, HNSCC and cSCC.
•Continuing Phase 1 dose-escalation of VIR-5818, a HER2-targeted PRO-XTEN® dual-masked TCE, in combination with pembrolizumab continues, with response data expected in the second half of 2026.
•Continuing progression of seven PRO-XTEN® masked TCEs in preclinical studies directed at clinically validated targets with potential applications across a variety of solid tumors, including lung, colorectal and bladder. These preclinical candidates integrate the PRO-XTEN® masking technology with novel TCEs discovered and engineered using our antibody discovery platform and our proprietary dAIsY™ AI engine.
New Business Development Arrangements
•In December 2025, we signed an agreement with Norgine, granting them an exclusive commercial license to the combination of tobevibart and elebsiran for the treatment of CHD in Europe, Australia and New Zealand to support global commercialization.

•In February 2026, we executed a global strategic collaboration with Astellas to advance VIR-5500, pursuant to which we and Astellas will co-develop and co-commercialize VIR-5500. We will share profits equally and have the option to co-promote VIR-5500 with Astellas in the U.S., and Astellas will obtain exclusive rights to commercialize VIR-5500 with Vir Biotechnology eligible for royalties on sales outside the U.S.
Stockholder Engagement
At Vir Biotechnology, we prioritize strong corporate governance and open dialogue with our investors. We proactively engage with stockholders to discuss our executive compensation program, corporate governance, and strategic direction. This ongoing engagement allows us to gather valuable feedback that directly informs our decision-making.
2025 Say-on-Pay Vote
At our 2025 Annual Meeting, our advisory vote on executive compensation received approximately 96% of stockholder support. We believe this result is reflective of the strength of our communication with stockholders and our alignment of compensation and governance decisions with stockholder expectations.
Consideration of stockholder feedback
All input collected through our stockholder engagement efforts is carefully documented and shared with the Compensation Committee and Board of Directors. This process facilitates thoughtful consideration of stockholder perspectives at the highest levels of our organization when determining pay structure, setting executive compensation levels, and refining our proxy disclosures.
To provide transparency into our decision-making, the table below highlights the most common topics raised by investors over previous engagement cycles. In several instances, these discussions resulted in meaningful changes to our compensation program. Where we chose to maintain our existing practices, we have sought to provide clear explanations for our decisions. Vir Biotechnology remains committed to maintaining ongoing dialogue with stockholders and will continue to the extent practicable to evolve our compensation and governance practices to be responsive to investor feedback and to strive for best-in-class corporate governance standards.

What We Heard from Stockholders	How We Responded
Continued to appreciate the ongoing disclosure enhancements to our proxy filings and asked the company to continue showing responsiveness to stockholder feedback while evolving our compensation and governance practices as the company moves towards the commercial stage.

We are committed to disclosing the process and rationale behind our compensation decisions in a transparent manner and continually engaging with investors and incorporating their feedback. Our pay practices will continue to evolve as we change in size and scale and enter new stages of clinical development.
For example, in September 2024 the Compensation Committee made substantial changes to our compensation peer group to better align Vir Biotechnology’s market capitalization with the median of the group. To increase alignment, we removed six companies (four of which had the highest market capitalizations in our prior group) and added five companies (four of which had market capitalizations below Vir Biotechnology). In September 2025, we maintained the same peer group as in 2024, other than removing one company due to acquisition. Vir Biotechnology’s market cap remained positioned close to the median of the group.

Requested continued clarity into go-forward compensation arrangements for Dr. De Backer and other NEOs.	We continue to supply information regarding compensation arrangements for 2026. These compensation decisions remain market competitive and are closely aligned with those of our peers.
Requested ongoing detail on how the Compensation Committee and Board of Directors determine the annual incentive program corporate performance score.
We have continued to refine our disclosure with respect to how the Compensation Committee and Board of Directors determine the corporate performance score. In 2024, we expanded our reporting to include a more detailed breakdown of how each goal category was assessed, providing investors with greater clarity on how the overall corporate attainment percentage was calculated. Additionally, we enhanced transparency around individual executive payouts, outlining the factors that influenced the final award determinations.

What We Heard from Stockholders	How We Responded
Preference for clear disclosure around how sign-on awards are determined for new hires.
Last year, we provided additional rationale on how new hire cash sign-on awards were sized for Dr. Eisner and Mr. O’Byrne. We aimed to provide more specific disclosure around all factors that the Compensation Committee considered to inform the size and structure of the awards.

Continued interest in Vir Biotechnology's mix of long-term incentives, including the Compensation Committee’s consideration of performance-based equity incentives (e.g., performance-based restricted stock units, or PSUs).

Given the volatility and uncertainty that characterizes clinical-stage biotech companies, we believe our annual and new hire equity mix of 67% stock options (which are entirely “at-risk”) and 33% restricted stock units (RSUs) strongly incentivizes the performance of our NEOs to achieve sustained stock price appreciation. We believe our current equity mix is appropriate for Vir Biotechnology at this time, and well aligned with peer practice, where granting PSUs is a minority practice.
The Compensation Committee will continue to review the appropriateness of PSUs for potential inclusion in future years. We do not currently utilize PSUs as a pre-commercial biotech company given the inability to set financial metrics such as revenue or operating income. Further, we want to prioritize agility and responsiveness to changing market conditions and do not believe setting multi-year milestone-based goals provides the right incentives at our current stage.

Executive Compensation Highlights
Our executive compensation program is designed to attract and retain top caliber talent capable of driving the success of our long-term business strategy. Each year we assess our compensation practices to ensure they remain equitable, competitive, and aligned with performance. In 2025 our key compensation actions included:
•Strong pay-for-performance alignment: The majority of each NEO’s compensation is at-risk and tied directly to corporate performance, whether through our annual incentive plan or equity-based awards. We prioritize alignment with the interests of our stockholders in our pay decisions and did not grant any special equity awards or make off-cycle compensation adjustments in 2025.
•Continued commitment to provide clear disclosure on pay decisions: Building on previous disclosure enhancements, we strive to continue providing greater transparency into how we design and size our pay programs, particularly for equity compensation, and our stockholder engagement efforts.
•Significant corporate achievements reflected in annual incentive plan results: The above-target 2025 corporate attainment recognizes the company’s significant achievements in 2025, including successfully advancing the ECLIPSE Phase 3 registrational program, the publication of compelling SOLSTICE Week 48 data, the advancement of three clinical-stage TCE programs, and the execution of the Norgine licensing agreement that strengthened our financial position and extended our cash runway.

2025 Executive Compensation Policies and Practices

What We Do	What We Don’t Do
✓Compensation Committee of Independent Directors: Our compensation Committee consists entirely of independent directors who regularly meet in executive session without management present, and with and without its independent compensation consultant.
✓Independent Compensation Consultant: The Compensation Committee engages its own compensation consultant and reviews its independence from management annually.
✓Risk Analysis: We regularly review the structure of our executive compensation program to mitigate inappropriate risk-taking by our executive officers.
✓Multi-Year Vesting: Annual and new hire equity awards granted to our NEOs in 2025 vest over a four-year period.
✓Annual Compensation Review: The Compensation Committee undertakes a comprehensive review of our executive compensation structure, including for all NEOs, on an annual basis.
✓Double-Trigger Change in Control: Our Change in Control and Severance Benefit Plan requires a double-trigger condition prior to awarding any of our executives enhanced severance compensation and benefits (including the acceleration of equity awards); the only current exception being a portion of Dr. De Backer’s new hire equity award.
✓Equity Ownership Guidelines and Multiple Clawback Policies: Following stockholder feedback we implemented equity ownership guidelines. We also adopted multiple clawback policies which provide the Compensation Committee the additional ability to recoup compensation beyond what the Dodd-Frank Act requires.
✓Ongoing Stockholder Engagement. The Chairman of the Compensation Committee and members of the management team actively solicit feedback from our stockholders on compensation and governance.

✗No Fixed Employment Term or Automatic Compensation Increases: Although we have signed employment letter agreements with each of our NEOs, these agreements provide for “at will” employment, and none of these employment letter agreements provide any guarantees relating to base salary increases or the amounts of any annual incentive awards or long-term equity awards.
✗No Hedging or Pledging our Common Stock: Our Insider Trading Policy prohibits employees, directors and designated consultants from engaging in hedging or pledging our common stock as collateral for a loan, or other monetization transactions with respect to our common stock or borrowing against our common stock.
✗No Excessive Perquisites: No special tax reimbursement payments are made on perquisites or other personal benefits, other than for qualified relocation, tax support expenses, and tax gross-ups related thereto.
✗No Special Health or Welfare Benefits or Perquisites Except in Limited Circumstances: Our NEOs typically participate in our broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time salaried employees. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances such as qualified expenses for relocation, housing, or tax support.
✗No Special Retirement Benefits: We do not provide pension arrangements or post-retirement health coverage for our NEOs or employees. Our NEOs and other U.S.-based employees are eligible to participate in our 401(k) plan.

Executive Compensation Philosophy and Overview
Our executive compensation program is designed to enable us to attract and retain outstanding talent, to motivate management to achieve the Company’s critical priorities, and to align management’s incentives with the long-term interests of our stockholders. In line with this philosophy, our executive compensation program consists of three primary elements:
•Base salary
•Short-term cash incentive
•Long-term equity incentive

The Compensation Committee believes these three elements, balancing the portion of “base” and “at risk” compensation, serve to both compensate management for their service and align their interests with those of our stockholders. Though the Compensation Committee has not adopted any formal policies or guidelines that dictate the allocation of compensation between these elements, the emphasis is on the “at risk” elements of pay through short-term and long-term incentives (primarily in the form of stock options). The Compensation Committee reviews executive compensation annually to ensure both pay levels and mix remain competitive and allow us to recruit and retain the caliber of executive officers necessary to fulfill our critical mission of powering the immune system to transform lives.
Process of Setting Executive Compensation
Role of the Compensation Committee and the Board
Each year the Compensation Committee reviews our executive compensation strategy and philosophy, evaluates and approves our compensation levels and design, assesses the risk profile of our executive incentive programs, and evaluates both corporate performance and the individual performance of each NEO.
Specifically, the Compensation Committee meets towards the end of the year to review our NEO pay levels as they relate to the broader market. Official compensation decisions for NEOs are typically made during a regularly scheduled Compensation Committee meeting during the first two months of the following year. This multi-step process gives the Compensation Committee time to thoughtfully determine each NEO’s individual pay elements and target total compensation opportunity.
In determining pay, the Compensation Committee evaluates several factors, including:
•The Company’s performance during the prior year against corporate goals;
•Each NEO’s positioning against other similarly situated executives at peer companies given their relative scope of responsibilities, skillset, and experience;
•Each NEO’s individual contributions to our overall performance for the year, including against established goals for the year; and
•The recommendations of the CEO for our NEOs, other than the CEO.
Role of Management
The Compensation Committee works with management, including the CEO and the Senior Vice President, Head of Human Resources, when reviewing and setting executive compensation for all NEOs other than the CEO. Management generally provides information regarding corporate and individual performance and works with the Committee’s independent compensation consultant to provide relevant external market compensation data.
The CEO provides recommendations for the compensation package, including input regarding individual executive performance for each NEO, excluding herself. The CEO is also instrumental in developing both our annual and long-term strategic objectives and goals used in our incentive programs and in providing perspective on our performance against those goals. No NEOs, including the CEO, are involved in their own compensation decisions.
Role of the Independent Compensation Consultant
Since 2019, the Compensation Committee has engaged an independent external consultant, Semler Brossy, to advise on overall compensation matters, including:
•Guidance and recommendations on the composition of our compensation peer group;
•Market data from our peer group for analysis and design of the compensation levels of our executive officers and non-employee directors;
•Overall compensation program design;
•Guidance on our compensation philosophy and strategy;
•Input on compensation actions for executive promotions and new hires; and
•Input on the Executive Compensation portion of our CD&A.

Semler Brossy reports directly to the Compensation Committee and to its Chair. Additionally, Semler Brossy works with management to source market data and evaluate that data in the context of our business circumstances and needs. Each year, the Compensation Committee performs an assessment of Semler Brossy’s independence. In 2025, the Compensation Committee determined that Semler Brossy is independent consistent with the listing standards of the relevant Nasdaq and SEC rules and that Semler Brossy’s engagement does not raise any conflict of interest. During 2025, Semler Brossy did not provide services to the Company other than the services to the Compensation Committee described herein.
Role of Market Data
The Compensation Committee uses competitive market analyses from a group of peer companies as one input for compensation decisions when reviewing executive compensation levels and practices. The Compensation Committee also uses market data from broader Radford Global Life Sciences compensation surveys and their own knowledge and judgement in evaluating market data when making compensation decisions.
With the assistance of its compensation consultant, the Compensation Committee considers several factors when reviewing companies for inclusion in our peer group. The primary factors for consideration are industry (biotechnology and pharmaceuticals), stage of drug development, and market valuation. Other key factors considered include similarity of our therapeutic and technological focus, number of employees, R&D spend, and breadth of platforms and clinical trials. The peer group is reviewed annually to ensure it is appropriately reflective of Vir Biotechnology’s business and talent dynamics at that time.
For the 2025 peer group, the Compensation Committee approved changes to better align Vir Biotechnology’s market capitalization with the median of the group. To support this goal, we removed six companies (Blueprint Medicines, BridgeBio Pharma, Apellis, and CRISPR Therapeutics AG) and added five new companies (Relay Therapeutics, Replimune Group, iTeos Therapeutics, Janux Therapeutics, and IGM Biosciences). In addition, two companies that were acquired during the year were also removed (Reata Pharmaceuticals and Mirati Therapeutics).
As a result, the following 17 companies were approved in September 2024 for use in 2025 compensation decisions:

Allogene Therapeutics, Inc.	Janux Therapeutics	REGENXBIO Inc.
Arrowhead Pharmaceuticals, Inc.	IGM Biosciences	Relay Therapeutics
Beam Therapeutics Inc.	Intellia Therapeutics, Inc.	Replimmune Group
Denali Therapeutics Inc.	Iovance Biotherapeutics, Inc.	Ultragenyx Pharmaceutical Inc.
Dynavax Technologies	iTeos Therapeutics	Xencor, Inc.
Editas Medicine Inc.	Novavax, Inc.
Following these changes, our 17-company peer group placed Vir Biotechnology’s September 1, 2024 market capitalization around the median of the 2025 peer group based on one-month and three-month average valuations.
In September 2025, the Compensation Committee approved continuing to use the same peer group as 2025, but removed one company due to an acquisition (IGM Biosciences). At the time, Vir Biotechnology’s market capitalization continued to be positioned around the median of the 2026 peer group based on one-month and three-month average valuations.

Executive Compensation Program and Compensation Decisions for the Named Executive Officers
Our practices with respect to the three primary components of our compensation program (base salary, annual incentive plan, and long-term incentives) are described below, followed by a discussion of the specific factors in determining the levels of these compensation elements for our NEOs in 2025.

Compensation Component	Purpose	Features
Base Salary	•Attracts and retains top caliber talent who have demonstrated track records of success.	•Fixed compensation component payable in cash. •Provides a stable form of reliable income. •Based on responsibilities, experience, contributions, and market data.
Annual Incentive Plan	•Links annual cash incentive to the attainment of the most significant drivers of the Company’s near-term success. •Motivates, attracts, and retains executives.
•Variable cash component with payouts, if any, based on combination of Company and individual performance.
•Goals determined at the beginning of the fiscal year with attainment assessed the following year based on corporate scorecard and individual performance.

Long-Term Incentives
•Closely aligns the interests of our executives with those of our stockholders.
•Encourages long-term, sustainable performance and ongoing retention.
•Options are more performance-oriented since they provide value to our NEOs only with sustained stock price appreciation.
•RSUs provide a stable and retentive form of equity compensation.

•Multi-year vesting based on continued service.
•Annual and new hire equity typically in the form of 33% RSUs and 67% stock options (in terms of number of shares), vesting over a four-year period.
•Award levels are differentiated based on market data, and to reward and retain specific individuals.

Annual Base Salary
The base salaries for our NEOs are designed to provide a stable, fixed pay element for their services throughout the year. The Compensation Committee sets the base salary levels with consideration to each NEO’s experience, skills and responsibilities, market data for similar roles at peer companies, the recommendations of the CEO, and may also draw upon the experience of members of the Board of Directors and broader market practices and data. The Compensation Committee reviews executive salaries each year – typically in connection with the Company’s annual performance review process – adjusting from time to time as appropriate to align with market competitive pay levels, accounting for individual responsibilities, performance, and experience.
In February 2025, consistent with the process detailed above, the Compensation Committee reviewed the base salaries of each NEO. At that time, the Compensation Committee increased the base salaries for each of Drs. De Backer and Eisner, Mr. O'Byrne, and Ms. de Verneuil to reflect positioning to market and the executive’s performance.
The 2025 annualized base salaries for our NEOs were as follows:

Name	Annualized 2024 Base Salary	Annualized 2025 Base Salary	% Increase
Marianne De Backer, M.Sc., Ph.D., MBA President and Chief Executive Officer	$925,000	$955,000	3.2%
Mark Eisner, M.D., M.P.H. Chief Medical Officer	$650,000	$663,000	2.0%
Jason O’Byrne, MBA Chief Financial Officer	$530,000	$535,300	1.0%
Vanina de Verneuil, J.D. General Counsel and Corporate Secretary	$490,000	$509,600	4.0%

Annual Incentive Plan (AIP)
Our NEOs are eligible to receive an annual cash incentive based on individual and corporate performance, which is designed to incentivize our NEOs to achieve critical short-term goals, to align their payouts with our business strategy and outcomes, and to enhance our NEOs’ cash compensation for periods where merited by our corporate and individual performances.
Each of our NEOs is assigned a target annual incentive opportunity based upon a percentage of his or her base salary with consideration given to each NEO’s accountability, scope of responsibilities and potential impact on corporate performance. Relative to 2024, there were no changes to Dr. De Backer’s target AIP percentage at 80% of base salary, or target AIP percentages for other NEOs at 45% of base salary.
Payouts of each NEO’s annual incentive are typically approved by the Compensation Committee during the first quarter of each year, shortly after the end of the annual performance period and assessment of the corporate scorecard. After corporate performance against the strategic goals has been determined, each NEO’s payout is subject to further adjustments based on the Compensation Committee’s assessment of the executive’s individual performance for the year, with input from the CEO on NEOs other than herself. Individual adjustments are typically no more than +/- 20%, and total payouts are capped at 150% of target for each NEO. For 2026, there were no changes to the CEO’s or any NEO’s target AIP percentages.
2025 AIP Scorecard
Designing the 2025 AIP scorecard involved multiple meetings with the Board of Directors and Compensation Committee to ensure its alignment with the Company’s business strategy. The 2025 goals, which were approved by the Board of Directors in February 2024, were intended to motivate and reward the achievement of Vir Biotechnology’s most critical drivers of near-term success. The entirety of our AIP scorecard is aligned with our business strategy and weighted by relative importance so that overall corporate achievement can be objectively measured.
In 2025, our goals were defined across five categories: development (40%), research (15%), business development (15%), financials (20%), and compliance and culture (10%). The Board of Directors and Compensation Committee believed that each goal was strongly aligned to the creation of stockholder value.
The table below and narrative that follows provide detailed information on the specific category weightings, achievements, and scoring of our 2025 scorecard. We aim to offer stockholders transparent insight into how the Compensation Committee and the Board of Directors evaluated performance against each of our pre-established goals. However, a subset of these goals include sensitive competitive data, which if disclosed could cause competitive harm. As such, we did not provide as much detailed information on the achievement of these goals as we did for others (e.g., listing certain pre-clinical research targets, discussing ongoing business development initiatives, and disclosing previously undisclosed financial targets):

Goal Category (% weight)	Summary of Achievements Considered	Percent Achieved	Weighted Score
Development (40% weight)
•Chronic Hepatits Delta (CHD): Successfully initiated all three Phase 3 ECLIPSE trials; achieved promising clinical data following the MARCH 24-week off-treatment readout
•Oncology: Completed VIR-5500 (PSMA) Part 1 monotherapy dose escalation in late line mCRPC, initiated combination dose escalation in early line mCRPC and selected an expansion dose; advanced VIR-5818 (HER2) through multiple dose levels meeting all enrollment targets; achieved first patient dosed in VIR-5525 (EGFR) trial
•Ensured timely supply of drug product and drug supply for all clinical trials, supporting dose escalation or dose expansion of CHD and oncology assets
		135%	54%
Research (15% weight)	•Advanced two early-stage research projects to Development Candidate Endorsement (DCE) stage •Advanced seven targets to lead optimization across PRO-XTEN® TCE and other modalities, significantly overachieving our goal of advancing three targets	120%	18%
Business Development (15% weight)	•Executed Norgine licensing agreement for CHD commercialization outside the United States and China, helping extend our cash runway •Pursued multiple additional business development opportunities across our portfolio	110%	17%
Financials (20% weight)	•Actively managed and reduced non-GAAP operating expenses and cash burn to levels significantly below Board-approved budget	120%	24%
Compliance and Culture (10% weight)	•Maintained strong quality and compliance standards with no critical findings across multiple audits •Achieved 97% participation in the 2025 Annual Employee Engagement Survey with strong year-over-year improvement in focus areas	120%	12%
Total			125%

In February 2026, based on the recommendation of the Compensation Committee, the Board of Directors determined that corporate performance for 2025 exceeded expectations, resulting in an overall annual incentive payout at 125% of target. This determination reflected strong execution across all goal categories.
The Board also recognized several notable achievements that occurred outside the formal scorecard framework, including publication of SOLSTICE Week 48 data in the New England Journal of Medicine, successful Board transitions, and several strategic corporate initiatives. While these accomplishments did not directly influence the 125% calculation, they supported the above-target scoring determination.
Payouts for each NEO were further weighted to reflect each NEO’s individual performance. Final 2025 payouts as a percentage of target are detailed below:

Name	2025 Base Salary	2025 Target AIP % of Salary	2025 Corporate Attainment %	2025 Individual Attainment %	2025 Bonus Payout Value
Marianne De Backer, M.Sc., Ph.D., MBA President and Chief Executive Officer	$955,000	80%	125%	105%	$1,002,750
Mark Eisner, M.D., M.P.H. Chief Medical Officer	$663,000	45%	125%	95%	$354,291
Jason O’Byrne, MBA Chief Financial Officer	$535,300	45%	125%	95%	$286,051
Vanina de Verneuil, J.D. General Counsel and Corporate Secretary	$509,600	45%	125%	115%	$329,648
In February 2026, the Board assessed the CEO’s performance for the year and recommended that the Compensation Committee approve a 105% level of individual attainment for Dr. De Backer. In determining Dr. De Backer's payout, the Board considered Dr. De Backer’s stewardship of the Company’s long-term strategy, disciplined execution against annual objectives, sustained focus on portfolio prioritization, and rigorous capital allocation.
In determining the level of individual attainment for the other NEOs, the Compensation Committee considered the following achievements as well as Dr. De Backer’s recommendation for each individual:
•Dr. Eisner’s level of 95% individual attainment recognizes his oversight of ECLIPSE program initiation and rapid enrollment, release of SOLSTICE week 48 data, advancement of oncology TCE clinical programs, and clinical strategy leadership of the CMO organization.
•Mr. O'Byrne’s level of 95% individual attainment recognizes his leadership of the finance organization, disciplined approach to capital allocation, support in executing the Norgine licensing agreement, and other contributions in his first full year as CFO.
•Ms. de Verneuil’s level of 115% individual attainment recognizes her instrumental role in negotiating and executing the the Norgine licensing agreement, and her legal and regulatory leadership, governance enhancements, and continued strategic counsel.
Long-Term Incentive Compensation
Long-term incentive compensation granted in the form of equity awards is a critical portion of our overall compensation program. Equity awards are intended to (i) further align the interests of our NEOs with the interests of our stockholders, (ii) emphasize long-term financial performance, (iii) reward sustained share price appreciation and (iv) support the retention of our management team.
Given the nature of the Company and business, we have experienced high stock price volatility. To help manage challenges with volatility, we worked to design the program to emphasize long-term, sustained performance. The plan includes:
•Annual equity grants to establish overlapping grant vesting, which are on a more frequent and consistent basis, further extending and reinforcing the program’s long-term orientation and retentive value.
•A mix of equity awards that include both RSUs and stock options. RSUs provide more certainty in value during periods of stock market volatility. Stock options are provided as a performance-oriented equity vehicle given they require an increase in the stock price to deliver value to our NEOs.
•Equity ownership guidelines that reinforce outright ownership and further align executive interests with those of our stockholders.

Our annual and new hire RSUs and stock options vest over a four-year period. The RSUs vest 25% annually over four years, and the stock options cliff vest at 25% after one year, then vest in equal monthly installments for the next 36 months. We typically grant annual and new hire equity using a mix of 1/3 RSUs and 2/3 stock options (in terms of number of shares).
2025 Annual Equity Awards
The Compensation Committee, with the help of its independent compensation consultant, evaluates various internal and external factors to determine the size of our annual equity awards. Internally, the Committee considers any promotions or changes in role, recognition of significant contributions, and individual retention objectives to help size and differentiate the awards. Externally, the Committee evaluates other inputs in addition to grant date fair value given the highly volatile nature of our stock. These factors include:
•Number of shares granted (as a percentage of shares outstanding)
•Potential realizable value under different stock price scenarios
•Outstanding unvested and total equity holdings
Consistent with this approach, the Committee granted the following annual equity awards in February 2025:

Name	# Annual RSUs	# Annual Options	Option Exercise Price	Grant Date Fair Value of RSUs and Options
Marianne De Backer, M.Sc., Ph.D., MBA Chief Executive Officer and President	240,000	480,000	$9.57	$5,804,160
Mark Eisner, M.D., M.P.H. Chief Medical Officer	40,000	80,000	$9.57	$967,360
Jason O’Byrne, MBA Chief Financial Officer	40,000	80,000	$9.57	$967,360
Vanina de Verneuil, J.D. General Counsel and Corporate Secretary	35,000	70,000	$9.57	$846,440
2026 Compensation Actions
In February 2026, the Compensation Committee approved modest 1.0% to 6.0% base salary increases for each NEO and did not make any changes to their target AIP percentages. Relative to 2025, annual equity grants were slightly higher in terms of the number of shares granted.
Health and Welfare Benefits
In general, all of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.
Section 401(k) Plan
Our NEOs are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the Code). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We currently match 100% of employee contributions of the first 3% of eligible compensation, and 50% of contributions on the next 2% of eligible compensation. Participants are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, and the 401(k) plan’s related trust is intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to participants until distributed from the 401(k) plan.
Perquisites
As a general matter, we do not regularly provide perquisites or personal benefits to our NEOs. From time to time, however, in connection with our hiring of new executive officers, we have provided benefits related to and deemed necessary to accomplish their relocation to their required worksite. For example, in 2025 the Company provided reimbursement for certain costs in connection with relocation and tax support services. These arrangements are described in more detail below under the section titled “—Agreements with Current Named Executive Officers” below and quantified in Footnote 5 to the “Summary Compensation Table.”

Post-Employment Compensation
Our NEOs are entitled to certain severance and change of control payments and benefits pursuant to the Vir Biotechnology, Inc. Change in Control and Severance Benefit Plan and, if applicable, their respective offer letters, as described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control.” The plan provides for a combination of a lump-sum cash severance payment, continued health benefits and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting, other than for Dr. De Backer, is generally subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO. For Dr. De Backer acceleration of vesting upon a Change in Control is subject to her employment letter agreement described in more detail under the section titled “—Agreements with Current Named Executive Officers.”
Given the industry in which we participate and the range of strategic initiatives that we may explore, the Compensation Committee believes these arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our NEOs to find comparable employment following an involuntary termination of employment in connection with or following a change in control of the Company, these payments and benefits are intended to ease the consequences to a NEO of an unexpected termination of employment. By establishing these payments and benefits, we believe we can mitigate the distraction and loss of our NEOs that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.
Accounting and Tax Considerations
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company’s current and former executive officers. While the Compensation Committee generally considers the financial accounting and tax implications to the Company of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2025. Under Financial Accounting Standard Board ASC Topic 718 (ASC Topic 718), we are required to estimate and record an expense for each share-based payment award (including stock options) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.
Risk Assessment Concerning Compensation Practices and Policies
Each year, the Compensation Committee reviews our compensation policies and programs to assess whether they may encourage our employees and executives to take inappropriate risks. In May 2025, the Compensation Committee reviewed our current compensation plans, including the mix of fixed and variable compensation, performance metrics, program oversight, measurement and payout timing, discretion and caps on short-term incentives, award size, vesting schedules and other terms of long-term equity incentives as well as other incentive opportunities and their features. After reviewing each of our compensation plans, the Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company as a whole.
In addition, our multiple clawback policies and the prohibitions against hedging or pledging transactions in our securities are described further below under the sections titled “—Multiple Clawback Policies” and “—Insider Trading Policy—Hedging Policy,” respectively.
Compensation Committee Report*
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussions, the Compensation Committee has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement and its incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Compensation Committee
Mr. Robert More (Chair)
Ms. Janet Napolitano
Dr. Elliott Sigal
Dr. Norbert Bischofberger
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2025, December 31, 2024, and December 31, 2023, for the year(s) in which they were a NEO. For a narrative description of material factors helpful to understand the information disclosed in the table below for 2025, please see “—Compensation Discussion and Analysis” above and the narrative to this table.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)

Marianne De Backer, M.Sc., Ph.D., MBA President, Chief Executive Officer and Director	2025	950,000	—	2,296,800	3,507,360	1,002,750	77,135	7,834,045
	2024	920,833	2,500,000	1,769,250	2,697,800	1,021,200	346,820	9,255,903
	2023	675,000	2,500,000	13,419,803	21,604,153	855,360	437,179	39,491,495
Vanina de Verneuil, J.D. Executive Vice President, General Counsel and Corporate Secretary	2025	506,333	—	334,950	511,490	329,648	8,363	1,690,784
	2024	486,667	300,000	227,475	346,860	296,352	12,117	1,669,471
Mark Eisner, M.D., M.P.H.(6) Executive Vice President and Chief Medical Officer	2025	660,833	375,000	382,800	584,560	354,291	14,000	2,371,484
	2024	379,167	375,000	702,750	1,075,095	221,130	3,123	2,756,265
Jason O’Byrne, MBA Executive Vice President and Chief Financial Officer	2025	534,417	150,000	382,800	584,560	286,051	14,000	1,951,828
	2024	130,492	150,000	648,000	991,335	—	—	1,919,827
(1)Salary amounts represent actual amounts paid during 2025, 2024 or 2023.
(2)For 2025, the amounts in this column represent: (i) for Dr. Eisner, $375,000 for the second and final installment of a sign-on bonus paid in 2025 in connection with Dr. Eisner’s employment letter agreement; and (ii) for Mr. O’Byrne, $150,000 for the second installment of a sign-on bonus paid in 2025 in connection with Mr. O’Byrne’s employment letter agreement. See the below narrative section “—Agreements with Current Named Executive Officers” for a description of the material terms pursuant to which sign-on or retention bonuses were awarded to our NEOs, as applicable. All other cash bonuses in 2025, which were based on achievement of performance goals, are disclosed in the column titled “Non-equity incentive plan compensation.”
(3)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards and option awards, as applicable, granted during fiscal years 2025, 2024 and 2023 computed in accordance with ASC Topic 718 for stock-based compensation transactions. For a discussion of valuation assumptions, see Note 12 “Stock-Based Awards” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by the NEO upon, as applicable, the vesting of the stock options, the exercise of the stock options, the vesting of the stock awards or the sale of the common stock underlying such stock options and/or such stock awards.
(4)For 2025, the amounts in this column reflect performance-based cash bonuses awarded to our NEOs under our 2025 AIP. See the above narrative section “—Compensation Discussion and Analysis—Annual Incentive Plan” for a description of bonuses and non-equity incentive plan compensation and the material terms pursuant to which this compensation was awarded.
(5)For 2025, the amounts in this column represent: (i) for Dr. De Backer, (a) $3,368 in reimbursement of expenses related to Dr. De Backer’s relocation to the San Francisco area, of which $1,588 related to a tax gross-up (b) $14,000 for matching contributions made by us under our 401(k) plan, and (c) $59,767 for tax-related fees and services, of which $29,794 related to a tax gross-up; (ii) for Ms. de Verneuil, $8,363 for matching contributions made by us under our 401(k) plan; (iii) for Dr. Eisner. $14,000 for matching contributions made by us under our 401(k) plan; and (iv) for Mr. O’Byrne, $14,000 for matching contributions made by us under our 401(k) plan.
(6)On April 7, 2026, Dr. Eisner informed us that he would step down from his role, effective April 24, 2026.
Agreements with Current Named Executive Officers
We have entered into letter agreements with each of our Current NEOs. The letter agreements generally provide for at-will employment and set forth the Current NEO’s initial base salary, target bonus, eligibility for employee benefits and equity award grants. In addition, each of our Current NEOs has executed a form of our standard confidential information and invention assignment agreement. The key terms of the letter agreements with our Current NEOs are described below. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Payments Upon Termination or Change in Control.”
Agreement with Marianne De Backer, M.Sc., Ph.D., MBA
In January 2023, we entered into an employment letter agreement with Dr. De Backer, our President and Chief Executive Officer. Pursuant to her letter agreement, Dr. De Backer was initially entitled to an annual base salary of $900,000 and a discretionary annual target bonus equal to 80% of her base salary under the AIP, contingent upon the achievement of individual and corporate performance objectives. Dr. De Backer’s letter agreement also provided her with a one-time cash sign-on bonus of $5,000,000, paid in two equal installments: (i) $2,500,000 of which was paid on or around April 3, 2023, the time of her appointment as Chief Executive Officer, and (ii) $2,500,000 of which was paid on or around April 3, 2024, and was subject to Dr. De Backer’s continued employment with the Company through such date.

In addition, on April 3, 2023, Dr. De Backer was granted a sign-on equity award comprised of: (1) an option to purchase 1,152,904 shares of the Company’s common stock (the De Backer Option); and (2) an award of RSUs with respect to 576,452 shares of the Company’s common stock (the De Backer RSUs and, together with the De Backer Option, the De Backer Equity Awards). The De Backer Option will vest over four years, with 25% of the total number of shares subject to the De Backer Option vesting on the one-year anniversary of her start date, and the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. De Backer’s continued employment through each such date. The De Backer RSUs will vest over four years, with 25% of the total number of De Backer RSUs vesting on each of the first four anniversaries of Dr. De Backer’s start date, subject to Dr. De Backer’s continued employment with the Company through each such date. In the event of a Change in Control (as defined in the Vir Biotechnology, Inc. 2019 Equity Incentive Plan, as may be amended from time to time (the 2019 Plan)), all shares, options and other securities subject to unvested De Backer Equity Awards (other than the portion of such De Backer Equity Awards that would otherwise have vested during the six-month period after the date of such Change in Control (the Carved Out Equity)) that are granted pursuant to Section 7(a) of Dr. De Backer’s employment letter agreement will become fully vested and exercisable and no longer subject to any restrictions or forfeiture upon such Change in Control. The Carved Out Equity will, subject to Dr. De Backer’s continued employment with the Company or its successor in such Change in Control, continue to vest over the first six months after the date of the Change in Control in accordance with the vesting schedule in effect prior to the Change in Control; provided, that in the event Dr. De Backer’s employment is terminated either by the Company (or its successor) without Cause (as defined in the Severance Plan (as defined below)) or by Dr. De Backer for Good Reason (as defined in the Severance Plan) then all such Carved Out Equity will immediately become fully vested and exercisable and no longer subject to any restrictions or forfeiture.
Dr. De Backer’s letter agreement further provided that, for up to 18 months following April 3, 2023 (the Transition Period), the Company paid Dr. De Backer an allowance of $21,000 per month, less applicable taxes and withholdings, for costs incurred by Dr. De Backer in connection with her and/or her family’s relocation from Germany to the San Francisco area and temporary living costs in San Francisco. The Company also paid Dr. De Backer for final relocation expenses incurred by her and her family after the expiration of the Transition Period consistent with the Company’s applicable relocation policy, with the final such payment completed in May 2025.
Agreement with Vanina de Verneuil, J.D.
In November 2023, Ms. de Verneuil was promoted to Executive Vice President, General Counsel and Corporate Secretary of Vir Biotechnology. In connection with her promotion, Ms. de Verneuil’s annual base salary was increased to $470,000, effective November 1, 2023. She remained eligible to participate in the Company’s AIP, with an unchanged annual target bonus opportunity of 45% of her base salary, contingent upon the achievement of individual and corporate performance goals.
In addition, on February 22, 2024, the Company granted Ms. de Verneuil two equity awards under the 2019 Plan. The equity awards were comprised of: (1) an option to purchase 45,000 shares of the Company’s common stock (the de Verneuil Option); and (2) an award of RSUs with respect to 22,500 shares of the Company’s common stock (the de Verneuil RSUs). The de Verneuil Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of her vesting commencement date, and the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. de Verneuil’s continued employment through each such date. The de Verneuil RSUs will vest over four years, with 25% of the total number of de Verneuil RSUs vesting on each of the first four anniversaries of Ms. de Verneuil’s vesting commencement date, subject to Ms. de Verneuil’s continued employment with the Company through each such date.
Separately, in July 2023 Ms. de Verneuil was awarded a one-time cash retention award of $300,000, which was paid in two equal installments in January 2024 and July 2024.
All other terms of Ms. de Verneuil’s employment remained unchanged in connection with her promotion. She originally entered into an agreement with Vir Biotechnology upon her start date in December 2020 as Vice President of Corporate Law.

Agreement with Mark Eisner, M.D., M.P.H.
In May 2024, we entered into an employment letter agreement with Dr. Eisner to serve as the Company’s Executive Vice President and Chief Medical Officer. Pursuant to the agreement, Dr. Eisner was entitled to an annual base salary of $650,000 and a discretionary annual target bonus equal to 45% of his base salary, based on the achievement of individual and company-wide performance goals. To earn any bonus, Dr. Eisner must be employed with the Company at the time of payment. As part of his employment offer, Dr. Eisner was awarded a one-time cash signing bonus of $750,000, paid in two equal installments: the first was paid immediately following his start date, and the second was paid on the first anniversary of his start date in June 2025. See the “Summary Compensation Table” on page 39 for more information about the second installment payment for Dr. Eisner’s signing bonus.
In addition, on July 15, 2024, the Company granted Dr. Eisner two equity awards under the 2019 Plan. The equity awards were comprised of: (1) an option to purchase 150,000 shares of the Company’s common stock (the Eisner Option); and (2) an award of RSUs with respect to 75,000 shares of the Company’s common stock (the Eisner RSUs). The Eisner Option will vest over four years, with 25% of the total number of shares subject to the Eisner Option vesting on the one-year anniversary of his start date, and the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Eisner’s continued employment through each such date. The Eisner RSUs will vest over four years, with 25% of the total number of Eisner RSUs vesting on each of the first four anniversaries of Dr. Eisner’s start date, subject to Dr. Eisner’s continued employment with the Company through each such date.
Agreement with Jason O’Byrne, MBA
In October 2024, we entered into an employment letter agreement with Mr. O’Byrne to serve as the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. O’Byrne was entitled to an annual base salary of $530,000 and a discretionary annual target bonus equal to 45% of his base salary, contingent upon the achievement of individual and corporate performance objectives as determined by the Board. As part of his employment offer, Mr. O’Byrne was awarded a one-time cash signing bonus of $450,000, payable in three equal installments: the first was paid immediately following his start date, the second was paid on the first anniversary of his start date in October 2026, and the third will be paid on the second anniversary of his start date in October 2026, subject to Mr. O’Byrne’s continued employment through the final payment date. See the “Summary Compensation Table”on page 39 for more information about the second installment payment for Mr. O’Byrne’s signing bonus.
In addition, on November 15, 2024, the Company granted Mr. O’Byrne two equity awards under the 2019 Plan. The equity awards were comprised of: (1) an option to purchase 150,000 shares of the Company’s common stock (the O’Byrne Option) and (2) an award of RSUs with respect to 75,000 shares of the Company’s common stock (the O’Byrne RSUs). The O’Byrne Option will vest over four years, with 25% of the total number of shares subject to the O’Byrne Option vesting on the one-year anniversary of his start date, and the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. O’Byrne’s continued employment through each such date. The O’Byrne RSUs will vest over four years, with 25% of the total number of O’Byrne RSUs vesting on each of the first four anniversaries of Mr. O’Byrne’s start date, subject to Mr. O’Byrne’s continued employment with the Company through each such date.

Grants of Plan-Based Awards in 2025
The following table shows for the year ended December 31, 2025, certain information regarding grants of plan-based awards to our NEOs.

		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)(2)	All other option awards: number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Share)(3)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Marianne De Backer, M.Sc., Ph.D., MBA
Stock option award	2/22/2025		—	—	—	480,000	9.57	3,507,360
Restricted Stock Units	2/22/2025		—	—	240,000	—	—	2,296,800
Annual Bonus	—		764,000	1,146,000	—	—	—	—
Vanina de Verneuil, J.D.
Stock option award	2/22/2025		—	—	—	70,000	9.57	511,490
Restricted Stock Units	2/22/2025		—	—	35,000	—	—	334,950
Annual Bonus	—		229,320	343,980	—	—	—	—
Mark Eisner, M.D., M.P.H.
Stock option award	2/22/2025		—	—	—	80,000	9.57	584,560
Restricted Stock Units	2/22/2025		—	—	40,000	—	—	382,800
Annual Bonus	—		298,350	447,525	—	—	—	—
Jason O’Byrne, MBA
Stock option award	2/22/2025		—	—	—	80,000	9.57	584,560
Restricted Stock Units	2/22/2025		—	—	40,000	—	—	382,800
Annual Bonus	—		240,885	361,328	—	—	—	—
(1)These amounts relate to the performance-based cash bonuses under the 2025 AIP. See the above narrative section “—Compensation Discussion and Analysis—Annual Incentive Plan” for a description of bonuses and non-equity incentive plan compensation and the material terms pursuant to which this compensation was awarded. The amounts shown in the “Target” column represent the 2025 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2025. For 2025, the established bonus targets were 80% of base salary for Dr. De Backer, and 45% of base salary for each of Dr. Eisner, Mr. O'Byrne and Ms. de Verneuil. There are no threshold amounts under the 2025 AIP. Actual amounts paid to each NEO are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)All stock options and RSUs were granted under the 2019 Plan. See the above narrative section “—Compensation Discussion and Analysis—Long-Term Incentive Compensation” for a description of equity awards granted to our NEOs, as well as discussion in the above narrative section “—Agreements with Current Named Executive Officers” for a further description of the material terms of the stock and option awards granted to each NEO during the year ended December 31, 2025.
(3)Prior to January 1, 2026, the Company used the closing market price on the trading day immediately preceding the grant date as the exercise price for stock options. Effective January 1, 2026, the Company used the closing market price on the grant date as the exercise price for stock options.

Outstanding Equity Awards at Fiscal Year-End 2025
The following table presents information concerning equity awards held by our NEOs as of December 31, 2025.

		Option Awards					Stock Awards

Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Marianne De Backer, M.Sc., Ph.D., MBA	2/22/2025(2)	2/22/2025	—	480,000	9.57	2/21/2035	—	—
	2/22/2025(3)	2/22/2025	—	—	—	—	240,000	1,447,200
	2/22/2024(2)	2/22/2024	160,416	189,584	10.11	2/21/2034	—	—
	2/22/2024(3)	2/22/2024	—	—	—	—	131,250	791,438
	4/3/2023(2)	4/3/2023	768,602	384,302	23.28	4/2/2033	—	—
	4/3/2023(3)	4/3/2023	—	—	—	—	288,226	1,738,003

Vanina de Verneuil, J.D.	2/22/2025(2)	2/22/2025	—	70,000	9.57	2/21/2035	—	—
	2/22/2025(3)	2/22/2025	—	—	—	—	35,000	211,050
	2/22/2024(2)	2/22/2024	20,625	24,375	10.11	2/21/2034	—	—
	2/22/2024(3)	2/22/2024	—	—	—	—	16,875	101,756
	12/14/2023(2)	11/1/2023	15,625	14,375	10.04	12/13/2033	—	—
	12/14/2023(3)	11/1/2023	—	—	—	—	7,500	45,225
	2/22/2023(2)	2/22/2023	21,250	8,750	27.01	2/21/2033	—	—
	2/22/2023(3)	2/22/2023	—	—	—	—	9,524	57,430
	2/22/2022(2)	2/22/2022	16,291	709	29.48	2/21/2032	—	—
	2/22/2022(3)	2/22/2022	—	—	—	—	2,125	12,814
	1/15/2021(2)	12/21/2020	58,000	—	39.31	1/14/2031	—	—

Mark Eisner, M.D., M.P.H.	2/22/2025(2)	2/22/2025	—	80,000	9.57	2/21/2035	—	—
	2/22/2025(3)	2/22/2025	—	—	—	—	40,000	241,200
	7/15/2024(2)	7/15/2024	53,125	96,875	9.37	7/14/2034	—	—
	7/15/2024(3)	7/15/2024	—	—	—	—	56,250	339,188

Jason O’Byrne, MBA	2/22/2025(2)	2/22/2025	—	80,000	9.57	2/21/2035	—	—
	2/22/2025(3)	2/22/2025	—	—	—	—	40,000	241,200
	11/15/2024(2)	11/15/2024	40,625	109,375	8.64	11/14/2034	—	—
	11/15/2024(3)	11/15/2024	—	—	—	—	56,250	339,188
(1)The market value is based on the closing price of $6.03 per share of our common stock on December 31, 2025, the last trading day of the Company’s 2025 fiscal year.
(2)25% of the shares underlying this option vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter and are eligible for accelerated vesting as described below under the section titled “—Potential Payments Upon Termination or Change in Control.”
(3)These awards vest in four equal annual installments beginning on the one-year anniversary of the vesting commencement date and are eligible for accelerated vesting as described below under the section titled “—Potential Payments Upon Termination or Change in Control.”

2025 Option Exercises and Stock Vested Table
The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized, and the vesting of stock awards, determined as described below, for our NEOs in the year ended December 31, 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Marianne De Backer, M.Sc., Ph.D., MBA	—	—	187,863	1,352,540
Vanina de Verneuil, J.D.	—	—	16,263	142,099
Mark Eisner, M.D., M.P.H.	—	—	18,750	103,125
Jason O’Byrne, MBA	—	—	18,750	105,563
(1) The value realized on exercise was calculated by multiplying (i) the number of shares exercised by (ii) the difference between (x) the closing market price of our common stock on the day prior to the date of exercise, or the actual selling price if same-day sales occurred, and (y) the exercise price of the applicable options.
(2) The value realized for RSU awards was calculated by multiplying the closing market price of our common stock on the day prior to the vesting date by the total number of shares that vested, and does not represent actual amounts received by the NEOs as a result of the vesting of the RSU award
Potential Payments Upon Termination or Change in Control
Regardless of the manner in which an executive officer’s service terminates, each executive officer is entitled to receive amounts earned during their term of service, including unpaid salary and unused paid time off, as applicable. In addition, the Board has approved the Vir Biotechnology, Inc. Change in Control and Severance Benefit Plan (the Severance Plan) described below. The Severance Plan was originally approved by the Board in March 2019, and was amended in certain respects in January 2025. Each of our NEOs was covered by the Severance Plan while employed by Vir Bio in 2025. The description below, except where otherwise indicated, describes the Severance Plan as in effect during fiscal year 2025.
Change in Control and Severance Benefit Plan
The Severance Plan provides for severance benefits for certain of our executives and senior management, including our NEOs, subject to the execution and effectiveness of a release of claims. In the event of a covered termination, which is either a termination by us without cause (and other than as a result of death or disability) or the employee’s resignation for good reason, that occurs during the 12-month period following a “change in control” (as defined in the Severance Plan, and such period referred to as the Change in Control Period), (i) Dr. De Backer will be entitled to a lump sum cash payment equal to 18 months of base salary plus her annual target cash bonus multiplied by 1.5, up to 18 months of payment for continued group health plan benefits and full vesting acceleration of all outstanding equity awards, and (ii) each of our other NEOs would be entitled to a lump sum cash payment equal to 12 months of base salary plus their respective annual target cash bonuses, up to 12 months of payment for continued group health plan benefits and full vesting acceleration of all outstanding equity awards.
In addition, the Severance Plan provides that in the event of a covered termination that occurs outside of the Change in Control Period, (i) Dr. De Backer will be entitled to a lump sum cash payment equal to 12 months of base salary plus a pro-rated annual target cash bonus and up to 12 months of payment for continued group health plan benefits, and (ii) each of our other NEOs would be entitled to a lump sum cash payment equal to 9 months of base salary plus a pro-rated annual target cash bonus and up to 9 months of payment for continued group health plan benefits.
The Severance Plan provides that the severance payments and benefits to be paid or provided may be reduced if such severance payments and benefits would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, but only to the extent that such reduction would result in the executive receiving a greater amount on an after-tax basis.

For purposes of the Severance Plan (as amended and restated in January 2025), the following definitions are used:
•“cause” means the occurrence of any of the following events: (i) the employee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the employee’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) the employee’s intentional, material violation of any contract or agreement between the employee and us or of any statutory duty owed to us; (iv) the employee’s unauthorized use or disclosure of our confidential information or trade secrets; (v) the employee’s failure to satisfactorily perform his or her job functions, responsibilities or duties, as determined in the Company’s sole discretion; or (vi) the employee’s gross misconduct.
•“good reason” for an employee’s resignation means the occurrence of any of the following events, conditions or actions taken by us without “cause” and without such employee’s consent: (i) a material reduction of the employee’s annual base salary plus target bonus amount, which is a reduction of at least 10% of such employee’s base salary plus target bonus amount (unless pursuant to a salary or bonus reduction program applicable generally to our similarly situated employees), regardless of whether implemented in a single reduction or in a series of reductions; (ii) a material reduction or change in the employee’s position, title, authority, duties or responsibilities, or the assignment to the employee of any duties materially inconsistent with the employee’s position, duties, authority, responsibilities, or reporting requirements; provided, however, that with respect to any eligible employee at the level of executive vice president or above, following a “change in control” such employee’s ceasing to be the senior-most executive within such individual’s department or function within the ultimate parent of the successor or surviving entity shall be deemed to be a material reduction in duties and responsibilities of such employee; (iii) a relocation of the employee’s principal place of employment with us (or our successor, if applicable) to a place that increases the employee’s one-way commute by more than 50 miles as compared to the employee’s then-current principal place of employment immediately prior to the relocation (excluding regular travel in the ordinary course of business); provided that if the employee’s principal place of employment is his or her personal residence, this clause (iii) will not apply; or (iv) a material breach by us of any material agreement between the employee and us; provided, however, that in each case above, in order for the employee’s resignation to be deemed to have been for “good reason,” the employee must first give us written notice of the action or omission giving rise to “good reason” within 30 days after the first occurrence thereof; we must fail to reasonably cure such action or omission within 30 days after receipt of notice, and the employee’s resignation must be effective not later than 30 days after the expiration of this cure period.
•“change in control” means: (i) any person becomes the owner, directly or indirectly, of our securities representing more than 50% of the combined voting power of our then outstanding securities other than by virtue of a merger, consolidation or similar transaction; provided that notwithstanding the foregoing, a “change in control” will not be deemed to occur (1) on account of the acquisition of our securities by any institutional investor or any other person that acquires our securities in a transaction or series of related transactions that are primarily a private financing transaction for us or (2) solely because the level of ownership held by any person exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by us reducing the number of shares outstanding, provided that if a “change in control” would occur but for this clause as a result of the acquisition of voting securities by us, and after such share acquisition, the person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the person over the designated percentage threshold, then a “change in control” will be deemed to occur; (ii) the consummation of a merger, consolidation or similar transaction involving us, directly or indirectly, if, immediately after the consummation of such merger, consolidation or similar transaction, our stockholders immediately prior thereto do not own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (2) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or (iii) the consummation of a sale, lease, license or other disposition of all or substantially all of our and our subsidiaries’ consolidated assets, other than a sale, lease, license or other disposition of all or substantially all of our and our subsidiaries’ consolidated assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportion as their ownership immediately prior to such sale, lease, license or other disposition.

Dr. De Backer’s Arrangements
In the event of a Change in Control (as defined in the Severance Plan, and also summarized above), the De Backer Equity Awards granted pursuant to Section 7(a) of Dr. De Backer’s employment letter agreement other than the Carved Out Equity will become fully vested and exercisable and no longer subject to any restrictions or forfeiture upon such Change in Control. The Carved Out Equity will, subject to Dr. De Backer’s continued employment with the Company or its successor in such Change in Control, continue to vest over the first six months after the date of the Change in Control in accordance with the vesting schedule in effect prior to the Change in Control; provided, that in the event Dr. De Backer’s employment is terminated either by the Company (or its successor) without Cause (as defined in the Severance Plan) or by Dr. De Backer for Good Reason (as defined in the Severance Plan) then all such Carved Out Equity will immediately become fully vested and exercisable and no longer subject to any restrictions or forfeiture.
Potential Payments Upon Termination or Change in Control
The following table provides an estimate of the potential payments and benefits under various termination events to each NEO who was serving as an executive officer of the Company on December 31, 2025. The table assumes the triggering event occurred on December 31, 2025:

Name	Benefit	Retirement	Involuntary termination not in connection with a change in control ($)	Involuntary termination in connection with a change in control ($)(2)	Change in control without termination ($)

Marianne De Backer, M.Sc., Ph.D., MBA	Lump sum cash severance benefit	—	955,000	1,432,500	—
	Lump sum target bonus payment	—	764,000	1,146,000	—
	Health insurance benefits	—	39,216	58,824	—
	Vesting acceleration(1)	—	—	3,976,640	869,001
	Benefit Total	—	1,758,216	6,613,964	869,001
Vanina de Verneuil, J.D.	Lump sum cash severance benefit	—	382,200	509,600	—
	Lump sum target bonus payment	—	229,320	229,320	—
	Health insurance benefits	—	29,412	39,216	—
	Vesting acceleration(1)	—	—	428,275	—
	Benefit Total	—	640,932	1,206,411	—
Mark Eisner, M.D., M.P.H.	Lump sum cash severance benefit	—	497,250	663,000	—
	Lump sum target bonus payment	—	298,350	298,350	—
	Health insurance benefits	—	29,412	39,216	—
	Vesting acceleration(1)	—	—	580,388	—
	Benefit Total	—	825,012	1,580,954	—
Jason O’Byrne, MBA	Lump sum cash severance benefit	—	401,475	535,300	—
	Lump sum target bonus payment	—	240,885	240,885	—
	Health insurance benefits	—	29,412	39,216	—
	Vesting acceleration(1)	—	—	580,388	—
	Benefit Total	—	671,772	1,395,789	—
(1) The value of the accelerated vesting of the outstanding stock options and RSUs was calculated by multiplying (i) the number of unvested stock options and RSUs outstanding on December 31, 2025, by (ii) the closing market price of $6.03 per share of our common stock on December 31, 2025, the last trading day of the Company’s fiscal year, less, in the case of the stock options, the exercise price of the unvested stock option shares subject to acceleration.
(2) The column titled “Involuntary termination in connection with a change in control” represents the value of 100% of all unvested stock options and RSUs that would vest upon a change in control of the Company and in connection with an involuntary termination, and the column titled, “Change in control without termination” represents the value of the unvested portion of the De Backer Equity Awards, excluding the Carved Out Equity shares, which would vest solely upon a change in control of the Company.
Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers (PEO 1 and PEO 2 and, collectively, the PEOs) and our other named executive officers (the Other NEOs) as presented in the “Summary Compensation Table” on page 39 (the SCT Amounts), (ii) the “compensation actually paid” to our PEOs and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the CAP Amounts), (iii) the total shareholder return of our common stock, the total shareholder return of our peer group and net income, and (iv) the relationship of the CAP Amounts to those financial performance measures. We do not use any other financial performance measures to link compensation actually paid to Company performance.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Compensation Discussion and Analysis” beginning on page 28.

	PEO 1	PEO 1	PEO 2	PEO 2			Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO Scangos, George (former CEO)	Compensation Actually Paid to PEO Scangos, George (former CEO)	Summary Compensation Table Total for PEO De Backer, Marianne	Compensation Actually Paid to PEO De Backer, Marianne	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	VIR Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($ in thousands)
2025	$—	$—	$7,834,045	$3,104,984	$2,004,699	$1,293,024	$22.52	$124.75	$(437,987)
2024	$—	$—	$9,255,903	$3,992,869	$1,896,056	$1,083,873	$27.41	$93.49	$(521,960)
2023	$338,200	$(4,717,018)	$39,491,495	$18,206,997	$3,530,255	$203,774	$37.57	$94.03	$(615,117)
2022	$7,479,898	$3,498,740	$—	$—	$4,044,309	$1,084,615	$94.51	$89.90	$515,837
2021	$20,682,838	$15,032,868	$—	$—	$5,685,910	$6,198,242	$156.35	$100.02	$528,584
(1)Dr. Scangos is our PEO 1 (2021-2023) and Dr. De Backer is our PEO 2 (2023-2025). Our Other NEOs were Jeffrey Calcagno, M.D. (2023), Vanina de Verneuil, J.D. (2024 and 2025), Mark Eisner, M.D., M.P.H (2024 and 2025), Johanna Friedl-Naderer (2022 and 2023), Ann (Aine) Hanly (2021-2024), Howard Horn (2021-2023), Sung Lee (2023 and 2024), Jason O’Byrne, MBA (2024 and 2025), Phillip Pang, M.D., PhD. (2021-2023), Steven Rice (2023), and Herbert (Skip) Virgin, M.D., Ph.D. (2021 and 2022).
(2)The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during 2025, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

Adjustments
Prior FYE Current FYE Fiscal Year	PEO 2 12/31/2024 12/31/2025 2025	Other NEOs* 12/31/2024 12/31/2025 2025
SCT Total	$7,834,045	$2,004,699
– Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(5,804,160)	(927,053)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,196,830	510,605
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,687,805)	(214,476)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(433,926)	(80,751)
– Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$3,104,984	$1,293,024
*Amounts presented are averages for the entire group of Other NEOs. Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts.

The following charts show graphically the relationships over the past three years of the CAP Amounts for our PEOs and Other NEOs as compared to our cumulative total shareholder return (TSR), Peer Group TSR and net income, as well as the relationship between TSR and Peer Group TSR:
Compensation Actually Paid versus TSR and Peer Group TSR(1)
(1) The peer group is Nasdaq Biotechnology Index.

Compensation Actually Paid versus Net Income
CEO Pay Ratio
Under the rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the CEO (the CEO Pay Ratio).
Measurement Date
We identified the median employee using our employee population as of December 31, 2025 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure (CACM)
To identify the median employee, we aggregated for each employee as of December 31, 2025: (1) annual base salary, (2) target bonus amount and (3) the target grant date fair value of annual equity awards granted during the fiscal year ended December 31, 2025. Salaries for employees hired during 2025 were annualized, and we applied a consistent exchange rate as of December 31, 2025 to our Swiss employees to convert their pay to U.S. Dollars.
Pay Ratio
After applying our CACM methodology, we identified a group of employees whose compensation was at or near the median of the employee data. From this group, we selected an individual who we reasonably believed represented our median employee. Next, we calculated the median employee’s annual compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation in 2025 as calculated using the Summary Compensation Table requirements was $331,187. Dr. De Backer’s CEO compensation in 2025 as reported in the Summary Compensation Table as $7,834,045. Therefore, our CEO Pay Ratio for 2025 is approximately 24:1.
We believe the pay ratio reported above is a reasonable estimate based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio as reported above, as other companies have different employee populations and pay practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Director Compensation
Our non-employee director compensation policy (the Director Compensation Policy) consists of two components: cash retainers; and equity awards granted under our 2019 Plan. The details of each component is described below, along with information about the specific amounts we paid our non-employee directors with respect to fiscal year 2025.
Director Compensation for Fiscal Year 2025
The table below shows for the fiscal year ended December 31, 2025, certain information with respect to the compensation of all of our non-employee directors, including our Board Chair.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)

Vicki Sato, Ph.D.(3)	87,500	39,520	57,955	184,975
Norbert Bischofberger, Ph.D.	79,186	39,520	57,955	176,661
Ramy Farid, Ph.D.	67,500	39,520	57,955	164,975
Jeffrey S. Hatfield	87,170	39,520	57,955	184,645
Robert More	85,385	39,520	57,955	182,860
Janet Napolitano, J.D.	62,500	39,520	57,955	159,975
Robert Nelsen(4)	22,665	—	—	22,665
Saira Ramasastry	82,651	39,520	57,955	180,126
George Scangos, Ph.D.(4)	39,557	—	—	39,557
Elliott Sigal, M.D., Ph.D.	90,030	39,520	57,955	187,505

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards and option awards granted during fiscal 2025 computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 12 “Stock-Based Awards” to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon, as applicable, the vesting of the stock options, the exercise of the stock options, the vesting of the stock awards or the sale of the common stock underlying such stock options and/or such stock awards.
(2) The following table provides information regarding the number of shares of common stock underlying stock options granted to our non-employee directors that were outstanding as of December 31, 2025, and the number of RSUs granted to our non-employee directors as of December 31, 2025.

Name	Option Awards Outstanding at Year-End (#)	Stock Awards outstanding at Year End Subject to Rights (#)

Vicki Sato, Ph.D.(3)	303,878	8,000
Norbert Bischofberger, Ph.D.	48,000	13,333
Ramy Farid, Ph.D.	48,000	13,333
Jeffrey S. Hatfield	99,887	8,000
Robert More	78,613	8,000
Janet Napolitano, J.D.	86,737	8,000
Robert Nelsen(4)	—	—
Saira Ramasastry	121,390	8,000
George Scangos, Ph.D. (4)	—	—
Elliott Sigal, M.D., Ph.D.	85,998	8,000

(3) Dr. Sato is not standing for re-election and will cease to serve as a director immediately following the Annual Meeting.
(4) Mr. Nelsen and Dr. Scangos left the Board effective May 29, 2025, and no equity awards were granted to Mr. Nelsen or Dr. Scangos in 2025 in connection with their 2025 Board service. In addition, the fees earned in cash for their service on the Board and its committees were prorated based on the date their services on the Board terminated.
Cash Retainers for Fiscal Year 2025
Under the Director Compensation Policy that was in effect during 2025, each of our non-employee directors is paid a cash retainer for service on the Board and an additional cash retainer for service on each committee on which the director is a member. The chair of each committee receives a higher retainer than other members of each committee for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board.
The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member under the Director Compensation Policy in effect for 2025 were as follows:

Name	Annual Service Retainer	Chair Retainer (Inclusive of Annual Service Retainer)

Board of Directors	$50,000	$75,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Committee	$7,500	$15,000
Equity Awards for Fiscal Year 2025
Under our Director Compensation Policy in effect for 2025, each non-employee director newly elected or appointed to the Board was entitled to receive two equity awards (collectively, the Initial Grants) with a value of $385,000 in the aggregate comprised of (i) an option to purchase shares of our common stock (the Initial Option Grant) and (ii) a RSU award covering shares of the Company’s common stock (the Initial RSU Grant). The total number of shares subject to the Initial Option Grant will be initially calculated in accordance with the Black-Scholes valuation methodology and the total number of shares subject to the Initial RSU Grant will be initially calculated in accordance with the Fair Market Value (as defined in the 2019 Plan) as of the grant date, and such resulting number of shares shall be divided between the Initial Grants based on a fixed ratio of two shares subject to the Initial Option Grant for every one share subject to the Initial RSU Grant, with the number of shares subject to the Initial Option Grant rounded down to the nearest whole share and in no event exceeding 16,000 shares and the number of shares subject to the Initial RSU Grant rounded down to the nearest whole share and in no event exceeding 8,000 shares. One-third of the shares subject to each Initial Option Grant will vest on the one-year anniversary of such director’s initial election or appointment and thereafter the remainder of the shares subject to each such stock option will vest monthly over a two-year period, subject to the director’s continued service as a director. The Initial RSU Grant will vest in three equal installments on the first, second and third anniversaries of such director’s initial election or appointment, subject to the director’s continued service as a director.

Further, on the first market trading day after the 2025 annual meeting of stockholders, each non-employee director that continued to serve as a non-employee member on the Board received two equity awards (collectively, the Annual Grants) with a value of $385,000 in the aggregate comprised of (i) a stock option to purchase shares of the Company’s common stock (the Annual Option Grant); and (ii) an RSU award covering shares of the Company’s common stock (the Annual RSU Grant). The shares subject to each Annual Grant will vest in full on the one-year anniversary of the grant date, subject to the director’s continued service as a director. The total number of shares subject to the Annual Option Grant will be initially calculated in accordance with the Black-Scholes valuation methodology as of the grant date and the total number of shares subject to the Annual RSU Grant will be initially calculated in accordance with the Fair Market Value (as defined in the 2019 Plan) as of the grant date, and such resulting number of shares shall be divided between the Annual Grants based on a fixed ratio of two shares subject to the Annual Option Grant for every one share subject to the Annual RSU Grant, with the number of shares subject to the Annual Option Grant rounded down to the nearest whole share and in no event exceeding 16,000 shares and the number of shares subject to the Annual RSU Grant rounded down to the nearest whole share and in no event exceeding 8,000 shares.
No new non-employee directors were elected or appointed to the Board in 2025. However, pursuant to the Director Compensation Policy, on the date that a non-employee director is newly elected or appointed to the Board, he or she is automatically granted additional awards (the Additional Awards) on the same terms as the Annual Grants (as defined below) except: (a) the $385,000 aggregate value of the Additional Awards shall first be multiplied by a fraction, the numerator of which equals 12 minus the number of calendar months that have occurred since the last annual meeting of stockholders, and the denominator of which equals 1; and (b) such Additional Awards will vest in full upon the earlier of (i) the one-year anniversary of the date the Annual Grants to non-employee directors were last made and (ii) the next annual meeting of stockholders, subject to the non-employee director’s continued service as a director on the vesting date, and will vest in full upon a change in control (as defined in the 2019 Plan), subject to the non-employee director’s continued service as a director. In no event may the sum of the value of the Initial Grants and the value of the Additional Awards exceed two times the value of the Annual Grants.
The exercise price of all options granted was equal the fair market value of our common stock on the date of grant. Grants pursuant to the Director Compensation Policy were made under the 2019 Plan and are thus subject to the non-employee director compensation limits detailed in the 2019 Plan. Options and RSUs granted to our non-employee directors under the 2019 Plan pursuant to the Director Compensation Policy will vest in full upon the occurrence of a change in control (as defined in the 2019 Plan) prior to the termination of the director’s continuous service.
Practices Related to the Grant of Equity Awards
Stock options and other equity awards, such as RSUs, are generally made to executive officers as new hires, and also on an annual basis according to a pre-established schedule that coincides with the Company’s performance management cycle, allowing the Board and Compensation Committee to grant equity awards close in time to individual performance appraisals. Equity awards granted to our executive officers are typically approved for all executive officers annually by the Compensation Committee at a meeting held in February (following a discussion with the full Board). Beginning in 2022, the grant date of the annual equity awards has been February 22 each year.
With respect to new hire equity awards at all levels (including executive officers), the grant date is typically the 15th day of the month following the commencement of employment in accordance with our standard practice. For all executive officers, other employees with a title of “Executive Vice President” or higher, or any employees who are designated as part of the executive management team, new hire equity awards are approved by the Compensation Committee, and for all other employees, new hire equity awards are approved by Dr. De Backer, our President and CEO, pursuant to authority and within a budget of shares delegated to her by the Compensation Committee. As described above, pursuant to our Director Compensation Policy, each non-employee director newly elected or appointed to the Board is entitled to receive an Initial Grant of stock options and RSUs on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), as well as Additional Awards. The Director Compensation Policy also provides that each continuing non-employee director receives an Annual Grant of stock options and RSUs on the first market trading day after the annual meeting of stockholders.
In addition, with respect to the timing of the grant of equity awards:
•We do not time the grant date to align, or not, with the release of material, non-public information, and we have never had a practice of doing so; and
•We have never timed, and do not plan to time, our releases of material non-public information for the purpose of affecting the grant date value of equity awards for employees, including executives, or Board members.

The following table presents information regarding stock options issued to our NEOs in fiscal year 2025 during any period beginning four business days before the filing of a periodic report or current report disclosing material, non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date(1)	Number of Securities Underlying the Options	Exercise Price of the Options ($/Sh)(2)	Grant Date Fair Value of the Options ($/Sh)
Percentage change in the closing market price of the securities underlying the options between the trading day ending immediately prior to the disclosure of material, non-public information and the trading day immediately following the disclosure of material, non-public information

Marianne De Backer, M.Sc., Ph.D., MBA	2/22/2025	480,000	$9.57	$7.31	(7.8%)(3)(4)
Vanina de Verneuil, J.D.	2/22/2025	70,000	$9.57	$7.31	(7.8%)(3)(4)
Mark Eisner, M.D., M.P.H.	2/22/2025	80,000	$9.57	$7.31	(7.8%)(3)(4)
Jason O'Byrne, MBA	2/22/2025	80,000	$9.57	$7.31	(7.8%)(3)(4)

(1) On February 26, 2025, we filed a Current Report on Form 8-K announcing our earnings for the fiscal quarter and year ended December 31, 2025, and on February 27, 2025, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2) In 2025, the Company used the closing market price on the trading day immediately preceding the grant date as the exercise price for stock options granted to NEOs.
(3) The closing price of our common stock on February 25, 2025 (the trading day prior to the release of earnings) was $9.10 and the closing price of our common stock on February 27, 2025 (the trading day immediately following the release of earnings) was $8.11, representing a decrease of 10.88%. The closing price of our common stock on February 26, 2025 (the trading day prior to the filing of the Form 10-K) was $9.20 and the closing price of our common stock on February 28, 2025 (the trading day immediately following the filing of the Form 10-K) was $8.39, representing a decrease of 8.8%.
(4) Cumulative percentage change calculated using the closing price of our common stock on February 25, 2025 and February 28, 2025 of $9.10 and $8.39, respectively.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and other transactions involving our securities by our directors, officers, employees and certain of our consultants that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, as well as the Nasdaq listing standards. Our Insider Trading Policy prohibits those individuals covered by the policy from engaging in transactions while aware of material, nonpublic information about Vir Bio, or about any other publicly traded company where such material, nonpublic information is learned in the course of working for Vir Bio, that could lead to violations of insider trading laws, and also provides for both pre-clearance procedures for transactions and blackout periods during which individuals may be restricted from transacting in our securities. In addition, transactions by the Company will only be made in accordance with applicable U.S. federal securities laws, including those relating to insider trading.
Hedging Policy
Our Insider Trading Policy prohibits our employees, directors and designated consultants from engaging in “hedging”, pledging our securities as collateral for a loan or other monetization transactions with respect to our common stock or borrowing against our common stock.
Rule 10b5-1 Sales Plans
In accordance with our Insider Trading Policy, our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, by contracting with a broker at a time when they are not in possession of material, non-public information about the Company and then buy or sell our common stock on a periodic basis under the plan. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them during the life of the plan. The director or officer may amend or terminate a Rule 10b5-1 plan under some limited circumstances. Our directors also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, non-public information subject to compliance with the terms of our Insider Trading Policy and our pre-clearance procedures.
The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, a copy of which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Multiple Clawback Policies
In March 2022, upon the recommendation of the Compensation Committee, the Board adopted a clawback policy (our Original Clawback Policy) that covers cash and equity incentive-based compensation paid to our executive officers, including our chief executive officer, our chief financial officer and our principal accounting officer. The policy provides that if (i) we are required to prepare an accounting restatement for periods that end on or after the effective date of the policy and (ii) the Board determines that a current or former executive officer’s act or omission contributed to the circumstances requiring the restatement, and such executive officer’s actions involved either intentional misconduct or an intentional violation of our rules or any applicable legal or regulatory requirement or fraud in the course of such executive officer’s employment with us, we will use reasonable efforts to recover from such executive officer all or a portion of any incentive-based compensation received by such executive officer in excess of what would have been paid to such executive officer under the restated financial statements during the three-year period preceding the date on which we are required to prepare the restatement.
Additionally, in September 2023, upon the recommendation of the Compensation Committee, the Board adopted a Dodd-Frank Compensation Recovery Policy that is compliant with the requirements set forth in Nasdaq Listing Rule 5609, a copy of which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Board also determined at that time to keep our Original Clawback Policy in place – alongside our new Dodd-Frank Compensation Recovery Policy – and to amend our Original Clawback Policy to clarify that it applies broadly to all incentive-based compensation, including annual cash incentives and all equity awards (including, but not limited to, stock options, annual cash bonuses, time-vested restricted stock units and performance-vested restricted stock units awarded as compensation).
As a result, our multiple clawback policies provide the Compensation Committee with additional ability to recoup compensation beyond what the Dodd-Frank Act requires.
Equity Ownership Guidelines
In March 2022, upon the recommendation of the Compensation Committee, the Board adopted equity ownership guidelines applicable to our non-employee directors and our executive officers to further align the interests of our leadership with those of our stockholders. The equity ownership guidelines require that: (i) our Chief Executive Officer hold shares of common stock equal to the lesser of such number of shares with a fair market value of at least four times her annual base salary and 100,000 shares, (ii) each of our other executive officers hold shares of common stock equal to the lesser of such number of shares with a fair market value of at least their annual base salary and 25,000 shares and (iii) each of our non-employee directors hold shares of common stock equal to the lesser of such number of shares with a fair market value of at least three times the cash portion of their annual retainer and 5,000 shares. Covered individuals serving on the date of initial adoption of the equity ownership guidelines have until June 30, 2027, and newly appointed or elected persons will have five years from the date of hire, promotion or initial election, as applicable, to achieve compliance with the guidelines. The following forms of equity will count toward the ownership guidelines: shares owned outright and any shares underlying vested RSU grants or account balances under share-based compensation plans. Options, whether vested or unvested, are assigned no value under the equity ownership guidelines.

Equity Compensation Plan Information
The following table provides information as of December 31, 2025, about:
•the number of shares of common stock subject to issuance upon exercise of outstanding stock options and vesting of RSUs under plans adopted by us;
•the weighted-average exercise price of outstanding stock options under plans adopted by us; and
•the number of shares of common stock available for future issuance under: the 2016 Equity Incentive Plan (the 2016 Plan), the 2019 Plan and the Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan (ESPP).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a)) (c)(#)

Equity compensation plans approved by security holders:
2016 Equity Incentive Plan(2)	322,066	4.53	—
2019 Equity Incentive Plan(3)	14,002,453	20.65	27,326,711
2019 Employee Stock Purchase Plan(4)	—	—	7,345,048
Equity compensation plans not approved by security holders:	—	—	—
Total	14,324,519		34,671,759

(1) The weighted-average exercise price includes all outstanding stock options but does not include RSUs, which do not have an exercise price.
(2) Following the adoption of the 2019 Plan, no additional stock awards were granted under the 2016 Plan. Any shares becoming available under the 2016 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2019 Plan.
(3) The number of shares of common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020, and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Pursuant to the terms of the 2019 Plan, an additional 6,973,747 shares were added to the number of available shares effective January 1, 2026, which shares are not reflected in the totals above.
(4) Includes shares available for issuance pursuant to purchase rights outstanding during the purchase period underway as of December 31, 2025. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2020, and continuing through and including January 1, 2029, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 2,700,000 shares or (iii) such lesser number of shares determined by the Board. Pursuant to the terms of the ESPP, an additional 1,394,749 shares were added to the number of available shares effective January 1, 2026, which shares are not reflected in the totals above.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
We have a written related person transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of this policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person, directly or indirectly, are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related person transactions under this policy. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities, or any affiliate or member of the immediate family of the foregoing.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Nominating and Corporate Governance Committee or, where review by the Nominating and Corporate Governance Committee would be inappropriate due to a conflict of interest, to the Board or another independent body of the Board, for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Nominating and Corporate Governance Committee, the Board or another independent body of the Board takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances.
Related Person Transactions
The following includes a summary of transactions with related persons since January 1, 2025, to which we have been a party and in which the amount involved in the transaction exceeded $120,000:
Amendments to GSK Collaboration
In February 2023, we entered into Amendment No. 2 and Amendment No. 3 to the definitive collaboration agreement (the 2020 GSK Agreement) with Glaxo Wellcome UK Limited (GW) and GlaxoSmithKline Biologicals S.A. (GSK Bio) (as assignee of the 2020 GSK Agreement from Beecham S.A.) (together GSK). Pursuant to Amendment No. 2 to the 2020 GSK Agreement, effective as of March 31, 2022 (the GSK Effective Date), we and GSK agreed to remove the program relating to the development and commercialization of vaccine products targeting SARS-CoV-2 and potentially other coronaviruses (the CoV Vaccine Program) from the 2020 GSK Agreement, and to wind down and terminate the cost-sharing arrangements and all ongoing activities in relation to the CoV Vaccine Program. As of the GSK Effective Date, the CoV Vaccine Program had not yet advanced to its predefined development candidate stage. We retain the right to progress development of vaccine products directed to SARS-CoV-2 and other coronaviruses independently (including with or for third parties) outside the scope of the 2020 GSK Agreement, subject to the payment of tiered royalties to GSK on net sales of any vaccine products covered by certain GSK intellectual property rights in the low single digits, subject to certain deductions in certain circumstances. Pursuant to Amendment No. 3 to the 2020 GSK Agreement, we and GSK agreed to modify the program relating to the development and commercialization of antibodies targeting SARS-CoV-2 and potentially other coronaviruses to remove from the collaboration all coronavirus antibodies other than sotrovimab and VIR-7832, and certain variants thereof. Sotrovimab and VIR-7832, and certain variants thereof, remain subject to the terms of the 2020 GSK Agreement, and we retain the sole right to progress the development and commercialization of the terminated antibody products independently (including with or for third parties), subject to the payment of tiered royalties to GSK on net sales of such terminated antibody products at percentages ranging from the very low single digits to the mid-single digits, depending on the nature of the antibody product being commercialized, and subject to certain deductions in certain circumstances.

As previously disclosed, we and GW entered into a Definitive Collaboration Agreement on May 18, 2021 (the DCA). Under the terms of the DCA, we agreed to collaborate on three separate programs, among them a program to research, develop and commercialize our monoclonal antibodies for the prevention, treatment or prophylaxis of the influenza virus (such program, the Influenza Program). On February 21, 2024, we and GW entered into a letter agreement (the Letter Agreement) pursuant to which we mutually agreed to terminate our collaboration on the Influenza Program under the DCA. More specifically, pursuant to the Letter Agreement, (i) all influenza products included within the Influenza Program which, as of February 21, 2024, included VIR-2482XX2 (also known as VIR-2372) and VIR-2981 (the Existing Terminated Influenza Products), are removed from the scope of the DCA, (ii) our exclusivity obligations to GW under the DCA with respect to the Influenza Program are terminated and of no further force or effect, (iii) GW’s option to VIR-2482 is terminated and of no further force or effect and we will have no further obligations to GW with respect to VIR-2482, (iv) we will make payments of tiered royalties to GW on net sales of any Existing Terminated Influenza Products, and variants or improvements thereof, in the low single digits, subject to certain deductions in certain circumstances, (v) we will have no further obligations to GW with respect to any Existing Terminated Influenza Product or variants or improvements thereof (other than commercially reasonable efforts to develop and commercialize Existing Terminated Influenza Products or variants or improvement thereof in Major Markets (as defined in the DCA)), and (vi) we shall have the right to further develop and commercialize VIR-2482 or any Existing Terminated Influenza Product, and variants or improvements thereof, independently, alone, or via an affiliate or with a third party, in any case without restriction. The Letter Agreement also includes certain clarifications and terminations of specific provisions of the DCA in light of the termination of the collaboration on the Influenza Program, including provisions relating to the parties’ opt-out rights, as well other matters relating to the transfer of technology, materials, documentation and existing manufacturing commitments. Regarding certain additional programs, GSK selected respiratory syncytial virus (RSV) as its first pathogen in 2022. During the fourth quarter of 2024, we opted out of the RSV program. GSK continues to pursue the development and commercialization of the RSV program unilaterally. If the RSV program is commercialized, GSK will pay us a royalty on net sales at the low single digits. Except for the provisions of the Letter Agreement, the DCA remains in force in accordance with its terms.
Other Transactions
We have entered into offer letter agreements with our executive officers that, among other things, provide for certain compensatory and change in control benefits as well as severance benefits. For a description of these agreements with our named executive officers, see the above narrative section titled “Executive Compensation—Agreements with Current Named Executive Officers.”
We have also granted stock options and restricted stock to our executive officers and certain of our directors. For a description of these equity awards, see the above narrative section “Executive Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. Our amended and restated certificate of incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Vir Biotechnology, Inc., Secretary, 1800 Owens Street, Suite 900, San Francisco, California 94158. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Vanina de Verneuil, J.D.
Secretary
April 16, 2026
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is available without charge upon written request to: Corporate Secretary, Vir Biotechnology, Inc., 1800 Owens Street, Suite 900, San Francisco, California 94158.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VIR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91345-P48388

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIR BIOTECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Withhold**
1a. Robert More, MBA	☐	☐
1b. Janet Napolitano, J.D.	☐	☐
1c. Elliott Sigal, M.D., Ph.D.	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V91346-P48388

VIR BIOTECHNOLOGY, INC.
Annual Meeting of Stockholders
May 26, 2026 9:00 AM PT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Marianne De Backer, M.Sc., Ph.D., MBA, Jason O'Byrne, MBA and Vanina de Verneuil, J.D., or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIR BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PT on May 26, 2026, via the Internet at www.virtualshareholdermeeting.com/VIR2026, including any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side